                                                                    EXHIBIT 4.1




                   WALLACE PROFIT SHARING AND RETIREMENT PLAN











                            Effective January 1, 1998
                    Except as Specifically Provided Otherwise

                                TABLE OF CONTENTS


                                                                          PAGE

ARTICLE 1 General............................................................1
1.1      Purpose.............................................................1
1.2      Source of Funds.....................................................1
1.3      Effective Date......................................................1
1.4      Definitions.........................................................1

ARTICLE 2 Eligibility and Participation......................................9
2.1      Eligibility Requirements............................................9
2.2      Leaves of Absence...................................................9
2.3      Qualified Military Service.........................................10

ARTICLE 3 Contributions.....................................................11
3.1      Contributions by Employer..........................................11
3.2      Participant Contributions..........................................11
3.3      Limitations on Before-Tax Contributions............................12
3.4      Limitation on After-Tax Contributions..............................14
3.5      Multiple Use.......................................................17
3.6      Rollover Contribution..............................................18

ARTICLE 4 Accounting Provisions and Allocations.............................19
4.1      Participant's Accounts.............................................19
4.2      Investment Funds...................................................19
4.3      Allocation Procedure...............................................20
4.4      Determination of Value of Trust Fund...............................21
4.5      Allocation of Net Earnings or Losses...............................21
4.6      Eligibility to Share in the Employer's Contribution
            and Forfeitures.................................................21
4.7      Allocation of Before-Tax Contributions.............................22
4.8      Allocation of After-Tax Contributions..............................23
4.9      Allocation of Employer Contribution and Forfeitures................23
4.10     Provisional Annual Addition........................................24
4.11     Limitation on Annual Additions.....................................24
4.12     Special Limitation on Maximum Contributions........................25
4.13     Transfer of Fund Balances..........................................26

ARTICLE 5 Amount of Payments to Participants................................28
5.1      General Rule.......................................................28
5.2      Retirement.........................................................28
5.3      Death..............................................................28
5.4      Vesting............................................................28
5.5      Resignation or Dismissal...........................................28
5.6      Computation of Period of Service...................................29

5.7      Treatment of Forfeitures...........................................29

ARTICLE 6 Distributions.....................................................31
6.1      Commencement and Form of Distributions.............................31
6.2      Distributions to Beneficiaries.....................................33
6.3      Beneficiaries......................................................34
6.4      Installment or Deferred Distributions..............................35
6.5      Form of Elections and Applications for Benefits....................35
6.6      Unclaimed Distributions............................................35
6.7      Withdrawals........................................................35
6.8      Loans..............................................................37
6.9      Facility of Payment................................................39
6.10     Claims Procedure...................................................39
6.11     Eligible Rollover Distributions....................................40

ARTICLE 7 Top-Heavy Plan Requirements.......................................42
7.1      Definitions........................................................42
7.2      Top-Heavy Plan Requirements........................................44

ARTICLE 8 Stockholder Rights with Respect to Company Stock..................46
8.1      Voting Shares of Company Stock.....................................46
8.2      Tender Offers......................................................46
8.3      Designation of Participants and Beneficiaries as
           Named Fiduciaries................................................48

ARTICLE 9 Change of Control.................................................49
9.1      Application........................................................49
9.2      Investment of Trust Fund...........................................49
9.3      Administration of Plan and Trust...................................49
9.4      Maintenance of the Plan and Trust..................................49
9.5      Change of Control Defined..........................................50
9.6      Related Company Defined............................................51
9.7      Attorneys' Fees and Other Costs and Expenses.......................51
9.8      Binding on Successors..............................................51
9.9      Amendment of Article 9.............................................52

ARTICLE 10  Powers and Duties of Profit Sharing Committee...................53
10.1     Appointment of Profit Sharing Committee............................53
10.2     Powers and Duties of Committee.....................................53
10.3     Committee Procedures...............................................54
10.4     Consultation with Advisors.........................................54
10.5     Committee Members as Participants..................................55
10.6     Records and Reports................................................55
10.7     Investment Policy..................................................55
10.8     Designation of Other Fiduciaries...................................55
10.9     Obligations of Committee...........................................56
10.10    Indemnification of Committee.......................................56

ARTICLE 11 Trustee and Trust Fund...........................................57
11.1     Trust Fund.........................................................57
11.2     Payments to Trust Fund and Expenses................................57
11.3     Trustee's Responsibilities.........................................57
11.4     Reversion to the Employer..........................................57

ARTICLE 12 Amendment or Termination.........................................58
12.1     Amendment..........................................................58
12.2     Termination........................................................58
12.3     Form of Amendment, Discontinuance of Employer
           Contributions, and Termination...................................58
12.4     Limitations on Amendments..........................................58
12.5     Level of Benefits Upon Merger......................................59
12.6     Vesting Upon Termination or Discontinuance of Employer
           Contributions; Liquidation of Trust..............................59

ARTICLE 13 Miscellaneous....................................................61
13.1     No Guarantee of Employment, Etc....................................61
13.2     Nonalienation......................................................61
13.3     Qualified Domestic Relations Order.................................61
13.4     Controlling Law....................................................61
13.5     Severability.......................................................61
13.6     Notification of Addresses..........................................62
13.7     Gender and Number..................................................62

ARTICLE 14 Adoption by Affiliates...........................................63
14.1     Adoption of Plan...................................................63
14.2     The Company as Agent for Employer..................................63
14.3     Adoption of Amendments.............................................63
14.4     Termination........................................................63
14.5     Data to Be Furnished by Employers..................................63
14.6     Joint Employees....................................................64
14.7     Expenses...........................................................64
14.8     Withdrawal.........................................................64
14.9     Prior Plans........................................................64

                                    ARTICLE 1
                                     GENERAL

         1.1 Purpose. It is the intention of the Employer to provide the Wallace Profit Sharing and Retirement Plan, and a Trust Fund in conjunction therewith, for the benefit of eligible employees of the Employer, in accordance with the provisions of Code Sections 401 and 501 and in accordance with other provisions of law relating to profit sharing plans containing a Code Section 401(k) arrangement. Except as otherwise provided in this Plan or the Trust, upon the transfer by the Employer of any funds to the Trust Fund in accordance with the provisions of this Plan, all interest of the Employer therein shall cease and terminate, and no part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries.

         1.2 Source of Funds. The Trust Fund shall be created, funded and maintained by contributions of the Employer, by contributions of the Participants, and by such net earnings or losses as are obtained from the investment of the funds of the Trust Fund.

         1.3 Effective Date. The provisions of the Plan as herein restated shall be effective as of January 1, 1998, except for certain provisions the effective dates of which are set forth therein. Except as may be required by ERISA or the Code, the rights of any person whose status as an employee of the Employer and all Affiliates has terminated shall be determined pursuant to the Plan as in effect on the date such employment terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

         1.4 Definitions. Certain terms are capitalized and have the respective meanings set forth in the Plan.

         "Account" means each of the individual accounts established pursuant to
Article 4 representing a Participant's allocable share of the Trust Fund.

         "Accounts" means the collective individual accounts established pursuant to Article 4.

         "Active Participant" means a Participant who, on a given date, is employed by the Employer as an Eligible Employee.

         "Actual Deferral Percentage" and "Actual Deferral Percentage Tests" are described in Section 3.3.

         "Affiliate" means any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Code Sections 414(b), (c), (m) or (o), as is the Company. For purposes of determining the amount of a Participant's Annual Addition or Total Compensation and applying the limitations of Code Section 415 set forth in Article 4, "Affiliate" shall include any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Code Sections 414(b) or (c) as modified by Code Section 415(h), as is the Company.

         "After-Tax Contributions" mean, with respect to a Participant, the contributions made by such Participant pursuant to Section 3.2, and, with respect to the Employer, the sum of all such contributions made by Participants.

         "Annual Addition" means for any Limitation Year, the sum of (a) all Before-Tax Contributions, Employer Contributions, forfeitures and After-Tax Contributions allocated to the Accounts of a Participant under this Plan; (b) any employer contributions, forfeitures and employee after-tax contributions allocated to such Participant under any other defined contribution plan maintained by the Employer or an Affiliate; and (c) amounts allocated to an individual medical account as defined in Code Section 415(l)(2) and amounts attributable to post-retirement medical benefits allocated to an account described in Code Section 419A(d)(2) maintained by the Employer or an Affiliate.

         "Before-Tax Contributions" means, with respect to a Participant, the contributions withheld from the earnings of such Participant and made by the Employer as described in Section 3.2 and, with respect to the Employer, the sum of all such contributions made on behalf of all Participants.

         "Business Day" means each day on which the Federal Reserve and the New York Stock Exchange are open for business.

         "Code" means the Internal Revenue Code of 1986, as from time to time amended.

         "Committee" means the plan administrator and named fiduciary appointed pursuant to Section 10.1.

         "Company" means Wallace Computer Services, Inc., a Delaware corporation, a predecessor of such corporation, or any successor to it in ownership of all or substantially all of its assets.

         "Compensation" means a Participant's "Considered Compensation" or "Total Compensation," as follows:

                  (a) "Considered Compensation" for a period is the Participant's Total Compensation for such period paid while he was an Active Participant including the Participant's Before-Tax Contributions and elective contributions to a plan of the Employer established under Code Section 125 and amounts paid to the Participant from any unfunded, nonqualified deferred compensation plan of the Employer, but excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation contributions, disability pay and welfare benefits; provided, however, that Considered Compensation shall not include any amount in excess of $160,000 as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding

12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of days in the determination period, and the denominator of which is 365, or if the determination period includes February 29, the denominator shall be 366.

                  (b) "Total Compensation" for a period is the Participant's wages, as defined in Code Section 3401(a) for purposes of income tax withholding at the source, and all other payments of compensation to the Participant by the Employer for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant; effective with the 1998 Plan Year, plus amounts excluded from the Participant's income for the period under Code Sections 125, 401(k) or 403(b).

         "Contribution Percentage" and "Contribution Percentage Tests" are described in Section 3.4.

         "Defined Contribution Dollar Limitation" means an amount equal to $30,000, prorated for any Limitation Year of less than 12 months; provided that, for purposes of Section 4.11(a)(ii), such amount shall be reduced by the amounts allocated to any medical accounts described in subsection (c) of "Annual Addition."

         "Early Retirement Date" means the earliest of the following:

                  (a) the date the Participant's employment by the Employer is terminated for any reason after the date on which the Participant attained the age of 60 years; or

                  (b) the date the Participant's employment is terminated for any reason prior to attaining age 60, but after the date on which the Participant attains age 55 years and has completed 20 Years of Service. For purposes of this subsection, service will include any service with a subsidiary of the Company or with any business entity acquired by the Company or any of its subsidiaries; or

                  (c) the date the Participant's employment is terminated because of physical or mental disability (as determined by a duly trained physician appointed by the Company).

         "Eligible Employee" means any employee of an Employer who is not a Leased Employee or a Member of a Collective Bargaining Unit, or an individual treated by an Employer as an independent contractor.

         "Eligible Participant" is a Participant as defined in Section 4.6.

         "Eligibility Period" is a one-year period used for the purpose of determining when an employee is eligible to participate in the Plan. An employee's first Eligibility Period shall commence on the date on which he first completes an Hour of Service. Subsequent Eligibility Periods shall commence on the anniversary of such date. Notwithstanding the foregoing, the initial Eligibility Period of a former employee who is reemployed after incurring one or more One-Year Breaks in Service and who is not eligible for immediate participation pursuant to Section 2.1(d), shall commence on the date on which he first completes an Hour of Service after such One-Year Break in Service, and subsequent Eligibility Periods shall commence on the anniversary of such date.

         "Employer" means the Company and any Affiliate which adopts this Plan pursuant to Article 14.

         "Employer Contribution" means the Employer Contribution determined under Section 3.1(a)(ii).

         "Employment Commencement Date" means the first date on which an individual performs duties for the Employer or an Affiliate as an employee; provided that in the case of an employee who returns to service following his Severance Date, the employee's "Employment Commencement Date" is the first date on which he performs duties for the Employer or an Affiliate as an employee following such Severance Date.

         "Entry Date" means the first day of each month.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         "Fiscal Year" means a 12-month period beginning on August 1 and ending on July 31.

         "Five-Percent Owner" means an employee described in Code Section 416(i)(1).

         "Highly Compensated Employee" means, effective January 1, 1997, an employee of the Employer or an Affiliate who was a Participant eligible during the Plan Year to make Before-Tax Contributions and/or After-Tax Contributions and who:

                  (a) was a Five-Percent Owner at any time during the Plan Year or the preceding Plan Year; or

                  (b) received Total Compensation in excess of $80,000 (as adjusted for increases in the cost of living by the Secretary of the Treasury) during the preceding Plan Year and was among the top 20% of the employees (disregarding those employees excludable under Code Section 414(q)(5)) when ranked on the basis of Section 415 Compensation paid for that year.

         To the extent required by Code Section 414(q)(6), a former employee who was a Highly Compensated Employee when he separated from service with the Employer and all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.

         For purposes of determining a Highly Compensated Employee, Total Compensation shall include amounts excluded under Code Sections 125, 402(e)(3), 402(h)(1)(B), and employee contributions made pursuant to a salary reduction agreement under Code Section 403(b).

         "Hour of Service" is:

                  (a) each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate;

                  (b) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate; and

                  (c) each hour for which an employee is paid or entitled to payment for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. In crediting Hours of Service pursuant to this subparagraph (c), all payments made or due shall be taken into account, whether such payments are made directly by the Employer or an Affiliate or indirectly (e.g., through a trust fund or insurer to which the Employer or an Affiliate makes payments, or otherwise), except that:

                           (i) no more than 501 such Hours of Service shall be credited for any continuous period during which the employee performs no duties;

                           (ii) no such Hours of Service shall be credited if payments are made or due under a plan maintained solely for the purpose of complying with any workers' compensation, unemployment compensation or disability insurance laws; and

                           (iii) no such Hours of Service shall be credited for payments which are made solely to reimburse the employee for medical or medically related expenses.

The Hours of Service, if any, for which an employee is credited for a period in which he performs no duties shall be computed and credited to computation periods in accordance with 29 C.F.R. 2530.200b-2 and other applicable regulations promulgated by the Secretary of Labor. For purposes of computing the Hours of Service to be credited to an employee for whom a record of hours worked is not maintained, an employee shall be credited with 45 Hours of Service for each week in which he completes at least one Hour of Service. In addition, an employee shall be credited with Hours of Service for each week the employee is on a leave of absence in accordance with Section 2.2.

         "Leased Employee" means any individual who is not carried on the payroll of the Employer or an Affiliate and who provides services for the Employer or an Affiliate if:

                  (a) such services are provided pursuant to an agreement between the Employer or an Affiliate and any other person ("leasing organization");

                  (b) such individual has performed such services for the Employer or an Affiliate (or a related person within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for a period of at least one year; and

                  (c) such services have been performed under the primary direction or control of the Employer or an Affiliate.

         Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. To the extent and for the purposes required by Code Sections 414(n) and (o), a Leased Employee shall be deemed to be an Employee of the Employer, unless: (i) he is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's nonhighly compensated workforce.

         "Limitation Year" means the Plan Year.

         "Member of a Collective Bargaining Unit" means any employee who is included in a collective bargaining unit and whose terms and conditions of employment are or were covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and the Employer, unless such collective bargaining agreement makes this Plan applicable to such employee.

         "Multiple Use" is defined in Section 3.5.

         "Non-Highly Compensated Employee" means, for any Plan Year, any employee of the Employer or Affiliate who (a) at any time during the Plan Year was a Participant eligible to make Before-Tax Contributions and/or After-Tax Contributions, and (b) was not a Highly Compensated Employee for such Plan Year.

         "Normal Retirement Date" means a Participant's 65th birthday.

         "One-Percent Owner" means an employee described in Code Section 416(i)(1).

         "One-Year Break in Service" is a one-year period during which an employee does not perform duties for the Employer or an Affiliate. Such period shall commence on the later of the employee's Severance Date or the date on which he ceases to be employed by either the Employer or an Affiliate. Solely for purposes of determining whether a One-Year Break in Service has occurred, absences shall be disregarded if the employee otherwise would normally have been credited with service but for the employee's absence on a maternity or paternity absence. No more than one year of absence on a single maternity or paternity absence shall be so disregarded. A maternity or paternity absence is an absence from work:

                  (a) by reason of the pregnancy of the employee;

                  (b) by reason of the birth of a child of the employee;

                  (c) by reason of the placement of a child with the employee in connection with the adoption of such child by the employee; or

                  (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Any employee requesting such credit shall promptly furnish the Committee such information as the Committee requires to show that the absence from work is a maternity or paternity absence, and the number of days for which there was such an absence.

         "Participant" means:

                  (a) a current employee of the Employer or an Affiliate who has become a Participant in the Plan pursuant to Section 2.1 or;

                  (b) a former employee for whose benefit an Account in the Trust Fund is maintained.

         "Plan" means the Wallace Profit Sharing and Retirement Plan.

         "Plan Year" means a 12-month period beginning on January 1 and ending on December 31.

         "Primary Employer Contribution" means the Primary Employer Contribution determined under Section 3.1.

         "Provisional Annual Addition" is the amount described in Section 4.10.

         "Required Beginning Date" means:

                  (a) for a Participant who is not a Five-Percent Owner, the April 1 following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which his employment terminates;

                  (b) for a Participant who at any time during or after the calendar year in which he attained age 66-1/2 was or became a Five-Percent Owner, the April 1 following the later of (i) the calendar year in which he attained age 70-1/2 or (ii) the earlier of the calendar year in which he became a Five-Percent Owner or his employment terminates.

         "Rollover Contribution" means amounts rolled over directly to this Plan by the trustee of another qualified plan pursuant to the provisions of Code
Section 401(a)(31) and to any other related laws and regulations as in effect at the time of such direct rollover.

         "Severance Date" for an employee is the earlier of:

                  (a) the date on which he quits, retires, dies or is discharged; or

                  (b) the first day following any one-year period during which he performed no duties for the Employer and all Affiliates.

         "Supplemental Employer Contribution" means the Supplemental Employer Contribution determined under Section 3.1.

         "The 1.25 Test" is the test described in Sections 3.3(b)(i)(A) and 3.4(a)(i).

         "The 2.0 Test" is the test described in Sections 3.3(b)(i)(B) and 3.4(a)(ii).

         "Trust" or "Trust Fund" means the Trust established in accordance with
Article 11.

         "Trustee" means the Trustee or Trustees under the Trust referred to in
Article 11.

         "Valuation Date" means each Business Day on which the value of each Account is determined.

         "Year of Service" is a unit of service credited to an employee for purposes of determining the percentage of the balance in a Participant's Employer Account which is nonforfeitable and the total amount available for loans and withdrawals. An employee who is reemployed shall retain service credited to him in his previous employment with the Employer or an Affiliate, except as otherwise provided in the Plan.

                  (a) An employee shall be credited with one Year of Service for each full year in the period commencing on his Employment Commencement Date and ending on his Severance Date. An employee shall also be credited with 1/365 of a Year of Service for each additional day in such period for which he did not receive credit pursuant to the preceding sentence.

                  (b) A former employee who is reemployed and who performs duties for the Employer or an Affiliate within one year after the date he last performed duties for the Employer or an Affiliate shall also be credited with 1/365 of a Year of Service for each day in the period commencing on his Severance Date and ending on his Employment Commencement Date following such Severance Date.

                                    ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

         2.1      Eligibility Requirements.

                  (a) Every Participant on the first day of the 1998 Plan Year shall continue as such subject to the provisions of the Plan.

                  (b) An Eligible Employee shall first be eligible to participate with respect to the ability to make Voluntary Contributions pursuant to Section 3.2(b), if he is then employed by the Employer on the Entry Date coinciding with or next following the earlier of the date the Eligible Employee has completed (i) 31 days as an employee whose customary employment is both more than 20 hours per week and more than 6 months in a Plan Year or, (ii) the end of the first Eligibility Period in which the Eligible Employee completes 1,000 Hours of Service.

                  (c) An Eligible Employee shall first be eligible to participate with respect to the right to be credited with Employer Contributions and forfeitures pursuant to Section 3.1(a)(ii), if he is then employed by the Employer on the Entry Date coinciding with or next following the end of the first Eligibility Period in which the Eligible Employee completes 1,000 Hours of Service. Upon eligibility to participate with respect to the right to be credited with Employer Contributions and forfeitures pursuant to Section 3.1(a)(ii), an Eligible Employee shall make the Required Contribution described in Section 3.2.

                  (d) Any former employee of the Employer or an Affiliate who was a Participant or could have become a Participant under subsections (b) or
(c) above had he been employed on a prior Entry Date, and is reemployed by the Employer as an Eligible Employee, shall be eligible to participate immediately on the date of such reemployment, (i) with respect to the ability to make Voluntary Contributions if the Eligible Employee was or could have become a Participant under subsection (b) only and (ii) with respect to the right to be credited with Employer Contributions and forfeitures, and the corresponding obligation to make the Required Contribution, if the Eligible Employee was or could have become a Participant under subsection (c).

                  (e) Notwithstanding any provisions of this Plan to the contrary, any individual who was providing services to the Employer in the capacity of, or who was designated by the Employer as an independent contractor, or a Leased Employee, and who is subsequently re-classified as an Eligible Employee for the purposes of this Plan (regardless of whether such re-classification is retrospective or prospective), shall be eligible to participate in the Plan on a prospective basis only from the date of the re-classification and shall not have any retroactive claim for benefits.

         2.2 Leaves of Absence. An employee shall be credited with 40 Hours of Service for each full week the employee is on a leave of absence if he is not otherwise credited with such Hours of Service; however, if an employee customarily worked fewer than 40 hours per week in the 6 months immediately preceding the inception of his leave of absence, then he shall be credited, for each full week of such leave of absence, with the number of hours he customarily worked per week during such 6 month period, if he is not otherwise credited with such Hours of Service. Any such leave of absence must be granted in writing and pursuant to the Employer's established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees.

         2.3 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
Section 414(u).

                                    ARTICLE 3
                                  CONTRIBUTIONS

         3.1      Contributions by Employer.

                  (a) Subject to the right reserved to the Employer to alter, amend or discontinue this Plan and the Trust, the Employer shall pay to the Trustee for each Plan Year:

                           (i)   the aggregate amount of Required and
         Voluntary Contributions made on a Before-Tax basis by Participants, as described in Sections 3.2(a) and (b); and

                           (ii) the Employer Contribution, which shall be equal to or greater than, as the Board of Directors may determine, the aggregate amount of all Required Contributions, as described in
         Section 3.2(a), of those participants entitled to an allocation of the Employer Contribution in accord with Section 2.1(c). This amount may include a Primary Employer Contribution, for basic retirement income of the Participants, and a Supplemental Employer Contribution, for supplemental retiree medical and other financial needs of the Participants.

                  (b) Notwithstanding the foregoing, the Employer Contribution shall be conditioned on qualification of the Plan under Section 401(a) of the Code.

                  (c) The failure of the Employer to make the Employer Contribution for any reason shall not be deemed to effect a termination of the Trust or of this Plan.

                  (d) In no event shall the amount of the contributions made by the Employer under Section 3.1(a) for any Plan Year exceed the maximum amount allowable as a deduction in computing its taxable income for that year for federal income tax purposes.

                  (e) The Employer Contribution may be made in cash or securities. If any Employer Contribution is made in securities, the securities shall be valued at their fair market value as of the date of the Employer Contribution for purposes of determining the amount of such Employer Contribution.

         3.2      Participant Contributions.

                  (a) Required Contribution. Subject to the provisions of Sections 3.3 and 3.4, each Participant, upon the satisfaction of the eligibility standards set forth in Section 2.1(c), shall make a Required Contribution in an amount which shall be equal to 3% (rounded to the nearest dollar) of his Considered Compensation. The Required Contribution may be made on either a Before-Tax basis or an After-Tax basis, or partially on either basis with each part expressed as a whole percentage of his Considered Compensation, as the Participant elects in writing on a form approved by the Committee. An Active Participant may change his or her election once a month by filing written notice with the Committee, subject to such limitations and conditions as the Committee shall prescribe. Any such election may either discontinue or change the form of such contributions effective as of the first subsequent payday, provided that the request is received by the time prescribed by the Committee; otherwise such election will not be effective until such later date as shall be determined by the Committee.

                  (b) Voluntary Contribution. Each Active Participant may for each Plan Year elect to make a Voluntary Contribution in an amount not in excess of 10% (rounded to the nearest dollar) of his Considered Compensation. This Voluntary Contribution may be made on a Before-Tax basis or an After-Tax basis, or partially on either basis with each part expressed as a whole percentage of his Considered Compensation, as the Participant elects in writing on a form approved by the Committee. An Active Participant may change his or her election once a month by filing written notice with the Committee, subject to such limitations and conditions as the Committee shall prescribe. Any such election may either discontinue or change such contributions effective as of the first subsequent payday, provided that the request is received by the time prescribed by the Committee; otherwise such election will not be effective until such later date as shall be determined by the Committee.

                  (c) Payment of Participant Contributions. Participant Contributions will be paid to the Trust Fund no later than the fifteenth business day next following the month in which the Participant Contributions were made and will be credited to the Participant's Before-Tax Account and After-Tax Account, as appropriate.

         3.3      Limitations on Before-Tax Contributions.

                  (a) In no event shall a Participant's total Before-Tax Contributions (contributed on both a Required Basis and on a Voluntary Basis) during any calendar year exceed the dollar limitation contained in Code Section 402(g) in effect at the beginning of such calendar year. If a Participant's Before-Tax Contributions, together with any additional elective contributions to a qualified cash or deferred arrangement, and any elective deferrals under a tax-sheltered annuity program or a simplified employee pension plan, exceed such dollar limitation for any calendar year, such excess, and any earnings allocable thereto, shall be distributed to the Participant by April 15 of the following year; provided that, if such excess contributions were made to a plan or arrangement not maintained by the Employer or an Affiliate, the Participant must first notify the Committee of the amount of such excess allocable to this Plan by March 1 of the following year.

                  (b) Notwithstanding any other provision of this Plan to the contrary, the Before-Tax Contributions for the Highly Compensated Employees for the Plan Year shall be reduced in accordance with the following provisions:

                           (i) The Before-Tax Contributions of the Highly Compensated Employees shall be reduced if neither of the Actual Deferral Percentage Tests set forth in (A) or (B) below is satisfied after taking into account the provisions of subsection (g):

                                 (A) The 1.25 Test. The Actual Deferral
                  Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by 1.25.

                                 (B) The 2.0 Test. The Actual Deferral
                  Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Actual Deferral Percentage of the Non-Highly Compensated Employees and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by 2.0.

                           (ii) (A) As used in this subsection, "Actual Deferral Percentage" means:

                                     (1) With respect to Non-Highly
                           Compensated Employees, the average of the ratios of each Non-Highly Compensated Employee's Before-Tax Contributions with respect to the prior Plan Year to each such Participant's Considered Compensation for such Plan Year; and

                                     (2) With respect to Highly Compensated
                           Employees, the average of the ratios of each Highly Compensated Employee's Before-Tax Contributions with respect to the current Plan Year to each such Participant's Considered Compensation for such Plan Year.

                                 (B) All Before-Tax Contributions made under
                  this Plan and all before-tax contributions made under any other plan that is aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The Actual Deferral Percentage ratios of any Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(k) under which the Highly Compensated Employee is eligible as a single plan.

                           (iii) If neither Actual Deferral Percentage test is satisfied as of the end of the Plan Year, the Committee shall cause the voluntary Before-Tax Contributions for the Highly Compensated Employees to be reduced and refunded to each Highly Compensated Employee until either Actual Deferred Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected to defer the greatest dollar amount, then the second greatest dollar amount, continuing until either Actual Deferred Percentage Test is satisfied. Notwithstanding anything in the foregoing to the contrary, if a lesser reduction, when added to the total dollar amount previously reduced would equal the total excess contributions, such lesser reduction shall be utilized. Once such reductions have been determined, the Committee shall direct the Trustee to distribute to the appropriate Highly Compensated Employees the amount of the reduction of the voluntary Before-Tax Contributions of each such Highly Compensated Employee, together with the net earnings or losses allocable thereto. The Committee shall designate such distribution as a distribution of excess contributions, determine the amount of the allocable net earnings or losses to be distributed in accordance with subsection (c) below, and cause such distributions to occur prior to the end of the Plan Year following the Plan Year in which the excess Before-Tax Contributions were made.

                           (iv)  Notwithstanding anything in this subsection
         (b) to the contrary, the provisions of this subsection shall apply separately with respect to each group of employees who are Members of a Collective Bargaining Unit (if any) and the group of employees who are not Members of a Collective Bargaining Unit.

                  (c) Net earnings or losses to be refunded with the excess voluntary Before-Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made, determined in the manner set forth in Article 4.

                  (d) For the purpose of avoiding the necessity of adjustments pursuant to this Section or Section 4.12, or to comply with any applicable law or regulation:

                           (i) The Committee may adopt such rules as it deems necessary or desirable to:

                                 (A) impose limitations during a Plan Year on
                  the percentage of Before-Tax Contributions elected by Participants pursuant to Section 3.2; or

                                 (B) increase during a Plan Year the percentage
                  of Considered Compensation with respect to which a Participant may elect a Before-Tax Contribution for the purpose of providing Participants with the opportunity to increase their Before-Tax Contributions within the limitations of this Section 3.3;

                           (ii) The Employer may at its sole discretion make fully vested contributions to the Plan which will be allocated to the Before-Tax Accounts of one or more Participants who are Non-Highly Compensated Employees in such amounts as the Employer directs for the purpose of complying with the applicable limits on Before-Tax Contributions in the Code.

                  (e) The amount of the Before-Tax Contributions to be made pursuant to a Participant's election shall reduce the compensation otherwise payable to him by the Employer.

                  (f) The amount of each Participant's Before-Tax Contributions as determined under this Section 3.3 is subject to the provisions of Section 4.12.

         3.4 Limitation on After-Tax Contributions. Notwithstanding any other provision to the contrary, the After-Tax Contributions of the Highly Compensated Employees shall be reduced in accordance with the following provisions:

                  (a) The After-Tax Contributions of the Highly Compensated Employees shall be reduced if neither of the Contribution Percentage Tests set forth in (i) or (ii) below is satisfied after taking into account the provisions of subsection (g):

                      (i) The 1.25 Test. The Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Non-Highly Compensated Employees multiplied by 1.25.

                      (ii) The 2.0 Test. The Contribution Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Contribution Percentage of all Non-Highly Compensated Employees, and the Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Non-Highly Compensated Employees multiplied by 2.0.

                  (b) As used in this Section 3.4, "Contribution Percentage" means:

                           (i) (A) With respect to Non-Highly Compensated Employees, the average of the ratios of each Non-Highly Compensated Employee's After-Tax Contributions with respect to the prior Plan Year to each such Participant's Considered Compensation for such Plan Year; and

                                 (B) With respect to Highly Compensated
                  Employees, the average of the ratios of each Highly Compensated Employee's After-Tax Contributions with respect to the current Plan Year to each such Participant's Considered Compensation for such Plan Year.

                      (ii) All After-Tax Contributions made under this Plan and all employee contributions and matching contributions made under any other plan that is aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The Contribution Percentage ratio of any Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(m) under which the Highly Compensated Employee is eligible as a single plan.

                  (c) To the extent necessary, and solely for the exclusive purpose of satisfying the Contribution Percentage Test in Section 3.4(a), all or part of the Before-Tax Contributions of Participants may be treated by the Committee as After-Tax Contributions ("Designated Before-Tax Contributions"), provided that each of the following is satisfied:

                      (i) The Before-Tax Contributions, including Designated Before-Tax Contributions, satisfy the requirements of Section 3.3(b); and

                      (ii) The Before-Tax Contributions, excluding Designated Before-Tax Contributions, satisfy the requirements of Section 3.3(b).

                  (d) (i) If neither Contribution Percentage Test is satisfied as of the end of the Plan Year, the Committee shall cause the After-Tax Contributions of the Highly Compensated Employees to be reduced and refunded to each affected Highly Compensated Employee until either Contribution Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected the greatest dollar amount, and then shall proceed with each lesser dollar amount until either contribution Percentage Test is satisfied (notwithstanding anything in the foregoing to the contrary, if a lesser reduction, when added to the dollar amount previously received would equal the total excess contributions, such lesser reduction shall be utilized).

                      (ii) Once either Contribution Percentage Test is satisfied, the Committee shall direct the Trustee to distribute to the appropriate Highly Compensated Employees the amount of the reduction of the After-Tax Contribution of each such Highly Compensated Employee, together with the net earnings or losses allocable thereto. The Committee shall designate such distribution as a distribution of excess contributions, determine the amount of the allocable net earnings or losses to be distributed in accordance with subsection (f) below, and cause such distributions to occur prior to the end of the Plan Year following the Plan Year in which such excess After-Tax Contributions were made.

                  (e) Notwithstanding anything in this Section 3.4 to the contrary, the provisions of subsection (a) shall apply separately with respect to each group of employees who are Members of a Collective Bargaining Unit (if any) and the group of employees who are not Members of a Collective Bargaining Unit.

                  (f) Net earnings or losses to be refunded with the excess After-Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. Net earnings or losses shall be determined in the same manner as in Section 3.3(c), except that the phrase "After-Tax Contributions" shall be substituted for the phrase "Before-Tax Contributions" wherever used therein.

                  (g) For the purpose of avoiding the necessity of adjustments pursuant to this Section or Section 4.12, or to comply with any applicable laws or regulation:

                      (i) the Committee may adopt such rules as it deems necessary or desirable to impose limitations during a Plan Year on the percentage of After-Tax Contributions made by Participants pursuant to
         Section 3.2; or

                      (ii) the Employer may in its sole discretion make fully vested contributions to the Plan, which will be allocated to the Employer Accounts of one or more Participants who are Non-Highly Compensated Employees, in such amounts as the Employer directs for the purpose of complying with applicable limits on Employer Contributions in the Code.

                  (h) The amount of each Participant's After-Tax Contributions as determined under this Section 3.4 is subject to the provisions of Section 4.12.

         3.5      Multiple Use.

                  (a) This Section 3.5 will be applicable if The 2.0 Test is used to satisfy both the Actual Deferral Percentage Test and the Contribution Percentage Test. If this Section 3.5 is applicable, the Committee shall determine whether a "Multiple Use" has occurred, and if such a Multiple Use has occurred, the After-Tax Contributions of the Highly Compensated Employees shall be reduced in accordance with the provisions of subsection (c) below.

                  (b) A Multiple Use occurs when for the Highly Compensated Employees, the sum of the Actual Deferral Percentage used to satisfy The 2.0 Test plus the Contribution Percentage used to satisfy The 2.0 Test exceeds the "Aggregate Limit." The Aggregate Limit is the greater of (i) or (ii) below, determined as follows:

                      (i)  (A)   First, multiply 1.25 by the greater of (I)
                  the Actual Deferral Percentage, or (II) the Contribution Percentage of the Non-Highly Compensated Employees;

                           (B)   Second, add 2.0 to the lesser of (I) or
                  (II) above provided that such sum shall not exceed 2 times the lesser of (I) or (II) above; and

                           (C) Finally, add the results from (A) and (B) to determine the Aggregate Limit; or

                      (ii) (A)   First, multiply 1.25 by the lesser of (I) the
                  Actual Deferral Percentage, or (II) the Contribution Percentage of the Non-Highly Compensated Employees;

                           (B)   Second, add 2.0 to the greater of (I) or
                  (II) above provided that such sum shall not exceed 2 times the greater of (I) or (II) above; and

                           (C) Finally, add the results from (A) and (B) to determine the Aggregate Limit.

                  (c) If a Multiple Use has occurred, such Multiple Use shall be corrected by reducing the Contribution Percentage of Highly Compensated Employees in accordance with the provisions of Section 3.4(d) until the sum of the Actual Deferral Percentage plus the Contribution Percentage for the Highly Compensated Employees equals the Aggregate Limit.

                  (d) Net earnings or losses to be refunded with the excess After-Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. Net earnings or losses shall be determined in the same manner as in Section 3.3(c) except that the phrase "After-Tax Contributions" shall be substituted for the phrase "Before-Tax Contributions" wherever used therein.

         3.6      Rollover Contribution.

                  (a) A Rollover Contribution may be rolled over in cash to the Trust Fund for the benefit of a Participant with the permission of the Committee. Prior to accepting any transfer which is intended to be a Rollover Contribution, the Committee may require the Participant to establish that the amount to be rolled over meets the definition of a Rollover Contribution and any other limitations of the Code applicable to such rollovers.

                  (b) An Eligible Employee who is not eligible to participate in the Plan solely by reason of failing to meet the eligibility requirements of
Article 2 and who reasonably expects to become a Participant when such requirements are met, may be a Participant in the Plan solely for the limited purposes of making a Rollover Contribution, and taking actions with respect to his Rollover Account for the purposes of loans in accordance with Article 6, investment options in accordance with Section 4.2, and the withdrawal of Rollover Contributions in accordance with (e) below, subject to the same conditions as any other Participant.

                  (c) If the Committee determines after a Rollover Contribution has been made that such Rollover Contribution did not in fact constitute a Rollover Contribution as defined in Section 1.4, the amount of such Rollover Contribution and any earnings thereon shall be returned to the employee.

                  (d) Each Participant's Rollover Contribution shall be credited to his Rollover Account and invested in accordance with Section 4.2. A Participant's Rollover Account shall be fully vested and nonforfeitable.

                  (e) Amounts may be distributed from a Participant's Rollover Account under the same terms and conditions and subject to the same restrictions as apply to distributions of a Participant's After-Tax Account pursuant to
Article 6.

                  (f) The Rollover Contribution of a Participant shall be allocated to his Rollover Account as of the Valuation Date coinciding with or next succeeding the date on which such amounts are received by the Trustee.

                                    ARTICLE 4
                      ACCOUNTING PROVISIONS AND ALLOCATIONS

         4.1 Participant's Accounts. For each Participant there shall be maintained as appropriate a separate Employer Account, Before-Tax Account, After-Tax Account and Rollover Account. Each Account shall be credited with the amount of contributions, forfeitures, interest and earnings of the Trust Fund allocated to such Account and shall be charged with all distributions, withdrawals and losses of the Trust Fund allocated to such Account.

         4.2      Investment Funds.

                  (a) The Trust Fund shall be divided into separate investment funds (each a "Fund"), as provided in this Section 4.2. Each Fund, as may from time to time be established, shall be a common fund in which each Participant shall have an undivided interest in the respective assets of the Fund. Except as otherwise provided, the value of each Participant's Accounts in such Funds shall be measured by the proportion that the net credits to his Accounts bear to the total net credits to the Accounts of all Participants and beneficiaries as of the date that such share is being determined. For purposes of allocation of income and valuation, each Fund shall be considered separately. No Fund shall share in the gains and losses of any other, and no Fund shall be valued by taking into account any assets or distributions from any other.

                  (b) Each Fund shall be established and invested by the Trustee in accordance with investment policies determined, or as the Trustee may be directed, from time to time by the Committee. The Committee may from time to time also direct that Funds with similar investment objectives be consolidated.

                  (c) The Funds established and managed under subsections 4.2(a) and (b) consist of Fund A and Fund B, although these Funds may be changed, added to or eliminated at any time.

                           (i) The assets allocated to Fund A shall be invested to achieve the highest total investment return consistent with prudent risk through a fully managed investment policy. Total investment return shall mean the aggregate of income and capital value changes. The assets of Fund A may be invested in such proportions of common stock, straight debt securities, convertible issues, and other prudent forms of investment as from time to time appear appropriate to achieve highest total investment return. To motivate employees toward increased Company profits, it is contemplated that Fund A may, at any given time, be invested as much as 100% in Company securities. However, any investment in Company securities which after giving effect thereto would result in the market value of Company securities exceeding 25% of the market value of Fund A, must be authorized by the Board of Directors of the Company.

                           (ii) The assets allocated to Fund B shall be invested to achieve stable income, consistent with preservation of capital and prudent risk. The assets of Fund B may be invested in prudent forms of investment as from time to time appear appropriate to achieve the objective of this Fund.

                  (d) Contributions shall be credited as follows:

                      (i) Employer Contribution -- One hundred percent (100%) of the Employer Contribution shall be allocated to Fund A.

                      (ii) Participant Contributions -- One hundred percent (100%) of a Participant's Required Contribution shall be allocated to Fund B. With respect to a Voluntary Contribution, a Participant may elect, in whole percentages, to allocate such contribution between Fund A and Fund B. The Participant may change the allocation for future contributions as of the first day of each month, subject to such limitations and conditions as the Committee shall proscribe. Notwithstanding the foregoing, no Voluntary Contribution may be allocated to Fund A if it is possible that an amount in excess of the Employer Contribution may be allocated to the purchase of securities issued by the Employer, or any entity directly or indirectly controlling, controlled by or under common control with the Employer.

                      (iii) Rollover Contributions -- A Participant may elect to allocate his Rollover Contribution to Fund A, Fund B, or, in whole percentages, between Fund A and Fund B. Such election shall be made within 31 days from the date of receipt by the Trust Fund of the Rollover Contribution, and in the absence of an election or prior to when an election is received, all Rollover Contributions shall be allocated to Fund B. Notwithstanding the foregoing, no Rollover Contribution may be allocated to Fund A if it is possible that an amount in excess of the Employer Contribution may be allocated to the purchase of securities issued by the Employer, or any entity directly or indirectly controlling, controlled by or under common control with the Employer.

                  (e) Wherever in this Section 4.2 the term "Participant" is used, it shall be deemed to include, where applicable, (i) the beneficiary of a deceased Participant who is entitled to any portion of the deceased Participant's Accounts, and (ii) an alternate payee under a qualified domestic relations order described in Code Section 414(p).

         4.3      Allocation Procedure.

                  (a) As of each Valuation Date, the Committee shall:

                      (i) first, allocate the net earnings or losses of the Trust Fund pursuant to Section 4.5;

                      (ii) second, allocate Before-Tax Contributions pursuant to Section 4.7;

                      (iii) third, allocate After-Tax Contributions pursuant to Section 4.8;

                      (iv) fourth, allocate the Employer Contribution and forfeitures pursuant to Section 4.9; and

                      (v) fifth, allocate Rollover Contributions pursuant to Section 3.6(f).

                  (b) All contributions to the Trust made by or on behalf of a Participant shall be deposited in the form of cash or other acceptable assets in the Trust Fund and shall be credited to the appropriate Accounts of such Participant as of the Valuation Date received by the Trust Fund; provided that, any contributions made with respect to a Plan Year must be credited to the appropriate Accounts of such Participant no later than the last day of such Plan Year. All contributions to the Trust shall be credited at the values determined as of the date received by the Trust Fund.

         4.4 Determination of Value of Trust Fund. As of each Valuation Date the Trustee shall determine for the period then ended the sum of the net earnings or losses of the Trust Fund which shall reflect accrued but unpaid interest, dividends, gains or losses realized from the sale, exchange or collection of assets, other income received, appreciation or depreciation in the fair market value of assets, administration expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date or date of purchase, whichever is later, and the value as of the date of disposition or the current Valuation Date, whichever is earlier. To the extent that any assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses attributable to such investments shall be determined in accordance with the procedures of such investment media.

         4.5 Allocation of Net Earnings or Losses. As of each Valuation Date, the net earnings or losses of the Trust Fund for the period then ending shall be allocated to the Accounts of all Participants (or beneficiaries of deceased Participants) having credits in the Fund both on such date and at the beginning of such period. Such allocation shall be in the ratio that (i) the net credits to each such Account of each such Participant on the first day of such period, less the total amount of any distributions from such Account to such Participant during such period, bears to (ii) the total net credits to all such Accounts of all Participants on said first day of the period, less the total amount of distributions from all such Accounts to all Participants during such period. Notwithstanding the foregoing, to the extent the assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses attributable to such investments shall be allocated to the Accounts of Participants or beneficiaries on the basis of the balances of such Accounts but in accordance with the procedures of the respective investment media in which such assets are invested.

         4.6      Eligibility to Share in the Employer's Contribution and
Forfeitures.

                  (a) An Active Participant shall be eligible to share in the Employer Contribution and forfeitures for the Plan Year as of the last day of which such Employer

Contribution or forfeitures are being allocated if he is then employed by the Employer as an Eligible Employee and has met the requirements of Section 2.1(c). A Participant who, during a Plan Year, retires on or after his Normal Retirement Date, dies or is initially deemed to be totally and permanently disabled shall also be eligible to share in the Employer Contribution and forfeitures for said Plan Year. A Participant who is eligible to share in the Employer Contribution and forfeitures shall be known as an "Eligible Participant."

                  (b) Notwithstanding anything in the Plan to the contrary, if the Plan would otherwise fail to meet the requirements of Code Section 410(b) and the regulations thereunder because Employer Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules will apply:

                      (i) The group of Eligible Participants will be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who will become eligible under the terms of this paragraph will be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest period of Service in the Plan Year.

                      (ii) If after application of the previous paragraph, the applicable test is still not satisfied, then the group of Eligible Participants will be further expanded to include the minimum number of former Participants who are (a) not employed on the last day of the Plan Year, (b) Non-Highly Compensated Employees and (c) are vested or partially vested in their Accounts, as are necessary to satisfy the applicable test. The specific former Participants who will become eligible under the terms of this paragraph will be those former Participants, when compared to similarly situated former Participants, who have completed the greatest period of Service in the Plan Year before terminating employment.

                      (iii) Nothing in this Section will permit the reduction of a Participant's benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In the event allocations to additional Participants or former Participants are required, the Employer will make an additional contribution equal to the amount such persons would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code
         Section 404. Any adjustment to the allocations pursuant to this Section will be made by the 15th day of the tenth month after the end of the Plan Year and will be considered a retroactive amendment adopted by the last day of the Plan Year.

         4.7 Allocation of Before-Tax Contributions. As of each Valuation Date, the Before-Tax Contributions made on behalf of each Participant since the prior Valuation Date shall be allocated to such Participant's Before-Tax Account.

         4.8 Allocation of After-Tax Contributions. As of each Valuation Date, the After-Tax Contributions of a Participant received since the prior Valuation Date shall be allocated to such Participant's After-Tax Account.

         4.9      Allocation of Employer Contribution and Forfeitures.

                  (a) As of the last day of each Plan Year, the Primary Employer Contribution under Section 3.1(a) and the amounts which become allocable as forfeitures during the Plan Year shall be allocated among the Eligible Participants in the proportion that each such Participant's Considered Compensation for the Fiscal Year ending within the Plan Year bears to all such Eligible Participant's Considered Compensation for that Fiscal Year.

                  (b) As of the last day of each Plan Year, the Supplemental Employer Contribution under Section 3.1(a) shall be allocated among the Eligible Participants. Each Eligible Participant's share in the Supplemental Employer Contribution shall be determined as follows:


                      (i) Each Eligible Participant's Considered Compensation for the Fiscal Year ending within the Plan Year shall be adjusted by the applicable multiplier based upon age at the end of the Plan
         Year, as listed below ("Adjusted Considered Compensation"):


         Age          Under 35   35-44     45-54     Over 54
         ---

         Multiplier   1.0        2.0       4.0       10.0
         ----------

                      (ii)  All Eligible Participants shall share in
         66K% of the Supplemental Employer Contribution on the basis of each Eligible Participant's Adjusted Considered Compensation for such Fiscal Year as a percentage of all Eligible Participants' Adjusted Considered Compensation for such Fiscal Year.


                      (iii) Each Eligible Participant who has not elected to be covered by the transitional rules applicable to retiree medical benefits adopted by the Company's Board of Directors on August 5, 1993 (a "Non-Electing Participant") shall share 33*% of the Supplemental Employer Contribution on the basis of each Non-Electing Participant's Adjusted Considered Compensation for such Fiscal Year as a percentage of all Non-Electing Participants' Adjusted Considered Compensation for such Fiscal Year. No other Eligible Participant shall share in any part of the amount set forth in this Section 4.9(b)(iii).


                      (iv) Notwithstanding the foregoing, in the event that the allocation of the Supplemental Employer Contribution as provided for above, results in discrimination in favor of Highly Compensated Employees, as prohibited by Section 401(a)(4) or any other applicable provision of the Code, an adjustment on allocation shall be made so as to satisfy the non-discrimination requirements of the Code.

         4.10 Provisional Annual Addition. The sum of the amounts allocated to the Accounts of the Participants pursuant to Sections 4.7, 4.8 and 4.9 for a Plan Year shall be known as the "Provisional Annual Addition" and shall be subject to the limitation on Annual Additions in Section 4.11.

         4.11     Limitation on Annual Additions.

                  (a) For the purpose of complying with the restrictions on Annual Additions to defined contribution plans imposed by Code Section 415, for each Eligible Participant and each other Participant who has made Before-Tax Contributions and/or After-Tax Contributions during the Plan Year, there shall be computed a Maximum Annual Addition, which shall be the lesser of

                      (i)   25% of his Total Compensation for the Plan Year; or

                      (ii) the Defined Contribution Dollar Limitation for the Plan Year.

                  (b) If the Maximum Annual Addition for a Participant equals or exceeds the Provisional Annual Addition for that Participant, an amount equal to the Provisional Annual Addition shall be allocated to the Participant's respective Accounts.

                  (c) If the Provisional Annual Addition exceeds the Maximum Annual Addition for that Participant, the Provisional Annual Addition shall be reduced as set forth below until the Provisional Annual Addition as so reduced equals the Maximum Annual Addition for such Participant:

                      (i) first, there shall be refunded to such Participant a portion or all of his voluntary After-Tax Contribution allocated to Fund A;

                      (ii) second, there shall be refunded to such Participant a portion or all of his voluntary After-Tax Contribution allocated to Fund B;

                      (iii) third, there shall be refunded to such Participant a portion or all of his required After-Tax Contribution allocated to Fund B;

                      (iv) fourth, there shall be refunded to such Participant a portion of all of his voluntary Before-Tax Contribution allocated to Fund A;

                      (v) fifth, there shall be refunded to such Participant a portion of all of his voluntary Before-Tax Contribution allocated to Fund B;

                      (vi) sixth, there shall be refunded to such Participant a portion or all of his required Before-Tax Contribution allocated to Fund B;

                      (vii) seventh, the Employer Contribution allocable to such Participant's respective Accounts shall be reduced; and

                      (viii) eighth, the amount of forfeiture allocable to the Participant's Employer Account shall be reduced.

The Provisional Annual Addition remaining after such reductions shall be allocated to the Participant's respective Accounts.

                  (d) Any contributions or forfeiture which cannot be allocated under the Plan and is not refunded under (a) above because of the application of the above limit shall be held in a Suspense Account for such Plan Year. In the next succeeding Plan Year the amounts included in such Account shall be treated as a forfeiture for such Plan Year and shall be allocated to the Eligible Participants' Employer Accounts in accordance with the provisions of Section 4.9 (and as such will be again subject to the limitations of this Section 4.11 for such Plan Year). Amounts which are included in the Suspense Account as of the end of a Plan Year shall be treated as a liability of the Trust Fund. Upon termination of the Plan, amounts then held in the Suspense Account which cannot be allocated pursuant to this Section shall revert to the Employer.

                  (e) Notwithstanding anything to the contrary in this Plan, any After-Tax or Before-Tax Contributions reduced in accordance with subsection (c) above shall be distributed to the Participant with allocable earnings in accordance with Treasury Regulation Section 1.415-6(b)(6)(iv).

         4.12     Special Limitation on Maximum Contributions.

                  (a) In the case of any Participant who is or was also a participant in a defined benefit plan maintained by the Employer or an Affiliate, the sum of the Defined Contribution Fraction and Defined Benefit Fraction (each as determined below) as of the end of any Plan Year shall not exceed 1.0. In the event that the sum of such Fractions would otherwise exceed 1.0, then the amount determined under Section 4.11(a)(i) or (ii), whichever is applicable, in determining the Maximum Annual Addition under Section 4.11(a) shall be equal to such applicable amount multiplied by the difference between
1.0 and the Defined Benefit Fraction.

                  (b) The "Defined Benefit Fraction" applicable to a Participant for any Limitation Year is a fraction, the numerator of which is the sum of the Projected Annual Benefit (as determined below) of the Participant under all of the defined benefit plans maintained or previously maintained by the Employer or an Affiliate in which the Participant was a participant (determined as of the close of the Limitation Year) and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum dollar limitation on a Participant's Projected Annual Benefit if the plan provided the maximum benefit allowable under Code Section 415(b) for such Limitation Year or (ii) the product of 1.4 multiplied by 100% of the Participant's Highest Average Compensation (as determined below).

                  (c) The "Defined Contribution Fraction" applicable to a Participant for any Limitation Year is a fraction, the numerator of which is the sum of the Participant's Annual

Additions as of the close of such Limitation Year for that Limitation Year and for all prior Limitation Years under this Plan and all other defined contribution plans maintained by the Employer or an Affiliate, and the denominator of which is the sum of the lesser of the following amounts (determined for such Limitation Year and for each prior Limitation Year during which the Participant performed services as an employee of the Employer or an Affiliate regardless of whether a plan was in existence during those years): (i) the product of 1.25 multiplied by the Defined Contribution Dollar Limitation (as defined above) for the Limitation Year or (ii) the product of 1.4 multiplied by 25% of the Participant's Section 415 Compensation for the Limitation Year.

                  (d) In accordance with regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 1106(i)(4) of the Tax Reform Act of 1986, an amount shall be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction does not exceed
1.0 as of December 31, 1986. To the extent provided under applicable law and regulations, adjustments shall be made to the Defined Benefit Fraction or the Defined Contribution Fraction with respect to previous transition rules.

                  (e) (i)   "Highest Average Compensation" means the average of
         a Participant's Total Compensation from the Employer and all Affiliates for the high three consecutive Limitation Years
         (determined as of the close of the Limitation Year) of employment with the Employer or an Affiliate (or the actual number of years of employment for a Participant who is employed for less than 3 consecutive years for which the Participant's Total Compensation is the highest).

                      (ii) "Projected Annual Benefit" means the annual benefit a Participant would receive from employer contributions under a defined benefit plan, adjusted in the case of any benefit payable in a form other than a single life annuity or a qualified joint and survivor annuity, to the actuarial equivalent of a single life annuity, assuming
         (A) the Participant continued employment until reaching the plan's normal retirement age (or his current age, if later), (B) his compensation remained unchanged and (C) all other relevant factors used to determine benefits under the plan remained constant in the future.

                  (f) Notwithstanding anything herein to the contrary, this
         Section 4.12 shall not be applicable to Plan Years beginning after December 31, 1999.

         4.13     Transfer of Fund Balances

                  (a) Commencing with the first month following the month in which a Participant attains age 55, at the end of each month a portion of the balance of the Participant's Account invested in Fund A shall be transferred to Fund B. The portion to be transferred shall be determined in accord with the following formula: P x A/B = Y, where P equals the Participant's balance in Fund A at the end of the previous month; A equals 1; B equals the number of months remaining until the Participant reaches age 65; and Y equals the amount to be transferred from Fund A to Fund B.

                  (b) Notwithstanding the foregoing Section 4.13(a), until the attainment of age 65, a Participant may elect to defer transfer of the portion of Fund A to Fund B which would be transferred under Section 4.13(a). Nevertheless, commencing with the first month following the month in which a Participant attains age 65, at the end of each month a portion of the balance of the Participant's Account invested in Fund A shall be transferred to Fund B. The portion to be transferred shall be determined in accord with the following formula: P x A/B = Y, where P equals the Participant's balance in Fund A at the end of the previous month; A equals 1; B equals the number of months remaining until the Participant reaches age 70; and Y equals the amount to be transferred from Fund A to Fund B.

                  (c) If a Participant terminates or retires after age 55 and does not elect lump sum distribution, the Participant may make a one-time election to:


                      (i) continue the periodic transfer schedule set forth in subsection (a) or (b) above, or


                      (ii) transfer the balance remaining in Fund A to Fund B at the end of the month in which such termination or retirement occurs.

                                    ARTICLE 5
                       AMOUNT OF PAYMENTS TO PARTICIPANTS

         5.1 General Rule. Upon the retirement, disability, resignation or dismissal of a Participant, he, or in the event of his death, his beneficiary, shall be entitled to receive from his respective Accounts in the Trust Fund the following amounts as of the latest Valuation Date for which values are available to the Plan Administrator as of the date the distribution is processed by the Plan Administrator:

                  (a) an amount equal to the Participant's Before-Tax Account, After-Tax Account and Rollover Account, plus any of the Participant's Contributions made to the Trust Fund but not allocated to the Participant's Accounts as of such Valuation Date; and

                  (b) the nonforfeitable portion of the Participant's Employer Account determined as hereafter set forth.

The time and manner of distribution of a Participant's Accounts shall be determined in accordance with Article 6.

         5.2 Retirement. Any Participant may retire on or after his Early Retirement Date or his Normal Retirement Date, at which date the forfeitable portion, if any, of his Employer Account shall become nonforfeitable. If the retirement of a Participant is deferred beyond his Normal Retirement Date, he shall continue in full participation in the Plan and Trust Fund.

         5.3 Death. As of the date any Participant shall die while in the employ of the Employer or an Affiliate, the forfeitable portion, if any, of his Employer Account shall become nonforfeitable.

         5.4 Vesting. A Participant's interest in his Before-Tax Account, After-Tax Account and Rollover Account shall be nonforfeitable at all times. Except as otherwise provided in this Article 5, a Participant's nonforfeitable interest in his Employer Account at any point in time shall be determined under
Section 5.5.

         5.5      Resignation or Dismissal.

                  (a) If any Participant shall resign or be dismissed from the service of the Employer and all Affiliates, there shall become nonforfeitable a portion or all of his Employer Account determined as of his Valuation Date in accordance with the following schedule:

                                                      Nonforfeitable
                      Years of Service                 Percentage
                      ----------------                --------------


                      Less than 2                             0
                      2 but less than 3                      10
                      3 but less than 4                      20

                      4 but less than 5                          40
                      5 but less than 6                          60
                      6 but less than 7                          80
                      7 or more                                 100

Any part of the Employer Account of such Participant which does not become nonforfeitable shall be treated as a forfeiture pursuant to Section 5.7.

                  (b) A Participant who has elected to take withdrawals pursuant to Section 6.7 shall upon resignation or dismissal have his nonforfeitable interest in his Employer Account determined as of the Valuation Date coincident with or next succeeding his resignation or dismissal as follows:

                      (i) add to his Employer Account the amount of any such withdrawals charged to his Employer Account pursuant to Section 6.7;

                      (ii) determine the nonforfeitable portion of his Employer Account as adjusted under (i) above; and

                      (iii) subtract from the nonforfeitable amount, determined under (ii) above, the withdrawals charged to his Employer Account pursuant to Section 6.7.

         5.6 Computation of Period of Service. For purposes of determining the nonforfeitable percentage of the Participant's Employer Account, all Years of Service shall be taken into account.

         5.7      Treatment of Forfeitures.

                  (a) Upon termination of a Participant's employment with the Employer and all Affiliates, that part of his Employer Account which becomes a forfeiture pursuant to this Section 5.7 shall become allocable pursuant to
Section 4.9 at the end of the Plan Year in which the termination of employment occurred if the Participant is not then reemployed by the Employer or an Affiliate.

                  (b) If the Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service, the amount of the forfeiture shall be credited to a separate account for the Participant, called the Forfeiture Restoration Account, as of the last day of the Plan Year in which he is reemployed and shall be deducted from the forfeitures which otherwise would be allocable for such Plan Year or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer.

                  (c) Upon a subsequent termination of a Participant's employment with the Employer and all Affiliates (the "Relevant Time"), the Participant's vested interest in the Company Contribution portion of his Forfeiture Restoration Account (including earnings thereon) shall be the sum of the following:

                      (1) the product of the amount of the account growth since rehire (the account balance at the Relevant Time less the amount of forfeiture restored at time of rehire) times the vested percentage at the Relevant Time, plus

                      (2) the sum of the product of the account balance at the time of the prior distribution times the vested percentage at the Relevant Time less the amount of the prior distribution.

                                    ARTICLE 6
                                  DISTRIBUTIONS

         6.1      Commencement and Form of Distributions.

                  (a) (i)   Distribution of a Participant's Accounts in the
Trust Fund following termination of employment with the Employer and all Affiliates shall commence on or as soon as practicable after the first to occur of:

                            (A)  the date set forth in the Participant's
                  request for distribution; provided that (1) such date is not earlier than the date on which he is entitled to a distribution, (2) the Committee has notified the Participant of the availability of such distribution in a manner that would satisfy the notice requirements of Section 1.411(a)-11(c) of the income tax regulations, and (3) such notification is given no more than 90 days prior to the distribution date requested by the Participant; provided, further, that such distribution may commence less than 30 days after the date the notice required under Section 1.411(a)-11(c) of the income tax regulations is given if:

                                 (1)  the Committee clearly informs the
                      Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

                                 (2) the Participant, after receiving the
                      notice, affirmatively elects a distribution;

                            (B)  the 60th day after the close of the
                  later of the Plan Year in which the Participant attains his Normal Retirement Date or terminates employment with the Employer and all Affiliates, unless the Participant has requested to defer the distribution to a later date.

                      (ii)  Subject to Section 6.1(f) below, effective
January 1, 1997, if a Participant is employed with the Employer or an Affiliate on the last day of the Plan Year in which the Participant attains age 70 1/2, distribution of such Participant's Accounts in the Trust Fund shall commence on the April 1 of the Plan Year following the Plan Year during which such individual attains age 70 1/2, unless such individual has elected to defer such distribution (in the form and manner prescribed by the Committee for such purpose) on or before such date (December 31, 1997 with respect to distributions otherwise required by April 1, 1997). A Participant who has filed a deferral election pursuant to this subsection (b) may elect distribution of his Accounts to commence on any subsequent December 31, or such other dates as the Committee may provide. The Participant's right to elect distribution pursuant to this subsection (b) shall be in addition to any rights to elect distributions set forth in Section 6.7. A Participant's election to begin distribution pursuant to the previous sentence shall be made in the form and manner prescribed for such purpose by the Committee.

                  Notwithstanding the foregoing, no required distribution shall be made, deferral election required or subsequent distribution election permitted under this subsection (b) with respect to any Participant who attains age 70 1/2 in or after calendar year 1999.

                  (b) Distributions pursuant to subsection (a)(ii) above shall be made in the manner described in subsection (a)(i) above.

                  (c) In all events, distribution shall commence no later than the Required Beginning Date, and subsequent distributions required to be made each year for compliance with Code Section 401(a)(9) and the regulations promulgated thereunder shall be made no later than December 31 of such year.

                  (d) The Accounts distributable to a Participant shall be distributed in one or more of the following ways, as the Participant may request by filing such notice as shall be prescribed by the Committee, and in accordance with applicable laws and regulations:

                      (i)   by payment in one lump sum;

                      (ii) in substantially equal monthly, quarterly, semi-annual or annual installments which, except for the final payment, shall not be less than $100; or

                      (iii) by a direct rollover to an employee's trust in which he is a participant, which is described in Code Section 401(a) and which is exempt from tax under Code Section 501(a), or to an individual retirement arrangement described in Code Section 408, in accordance with Section 6.11.

                  (e) The value of the Participant's Accounts shall be paid to the Participant over a period not to exceed his life expectancy or the joint life expectancy of the Participant and his Individual Beneficiary. The minimum amount of any installment distribution and determination of the life expectancy of a Participant and the joint life expectancy of a Participant and his Individual Beneficiary shall be determined in accordance with the regulations prescribed under Code Section 401(a)(9); provided that the life expectancy of a Participant or his spouse shall be redetermined annually. In no event shall the amount distributable in any year under this Section 6.1 or under Section 6.2 be less than the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2.

                  (f) Notwithstanding anything in this Section 6.1 to the contrary, if the vested balance of the Participant's Accounts does not exceed $5,000 at the time a distribution is to be made from the Plan (or at the time of any prior distributions did not exceed $5,000) and distribution pursuant to this
Section 6.1 has not otherwise commenced, the Committee shall direct the Trustee to distribute such amount in a lump sum payment to the individual so entitled and the payment thereof shall be in full satisfaction of any liability of the Trust to such individual. Any Participant whose vested balance of his Employer Account is 0% shall be deemed to have received a lump sum payment upon termination of employment.

                  (g) Notwithstanding anything in this Section 6.1 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained.

         6.2      Distributions to Beneficiaries.

                  (a) If the beneficiary of a Participant is someone other than the Participant's spouse at the time of the Participant's death, the balance of the deceased Participant's Accounts which is distributable to a beneficiary shall be paid in one lump sum within a reasonable time after the Participant's death, but in no event later than the December 31 coinciding with or next following the 5th anniversary of the Participant's death.


                  (b) Except as otherwise provided in this Section 6.2(b), if the beneficiary of a Participant is either the Participant's spouse at the time of the Participant's death or the trustee of a trust (which complies with Code
Section 401(a)(9) and regulations promulgated thereunder) which has the Participant's spouse at the time of the Participant's death as a beneficiary, the balance of a deceased Participant's Accounts which is distributable to a beneficiary shall be distributed in one of the forms described in Section 6.1(e)(i) or (ii), as the beneficiary shall elect.

                      (i) In the event that the distribution of the Participant's Accounts has begun in accordance with Section 6.1, any form of distribution to a beneficiary under this Section 6.2(b) shall be designed to distribute the balance of the deceased Participant's Accounts at least as rapidly as under the method of distribution in effect at the time of the Participant's death.

                      (ii) If the distribution of a Participant's Accounts has not commenced at the time of his death, any form of distribution to a beneficiary under this Section 6.2(b) shall be designed to distribute the balance of the deceased Participant's Accounts as follows:

                            (A) Any portion of the Accounts payable to or for the benefit of the beneficiary may be distributed over a period not to exceed the life expectancy of such beneficiary if such payments commence not later than (1) the December 31 coinciding with or next following the first anniversary of the Participant's death, or (2) the December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                            (B) If the Participant's surviving spouse dies prior to the commencement of benefit payments to such spouse, subsection (A) above shall be applied as if the Participant's death had occurred on the date of such spouse's death.

                            (C) Unless distribution is made in accordance with subsections (A) or (B) above, the balance of the Participant's Accounts shall be distributed in full no later than the December 31 coinciding with or next following the 5th anniversary of the Participant's death.

                      (iii) The life expectancy of a beneficiary who is the surviving spouse of the Participant shall be redetermined annually in accordance with regulations prescribed under Code Section 401(a)(9).


                  (c) If a beneficiary to whom payments have commenced dies prior to receipt of all such payments, the remaining balance of the Participant's Accounts shall be distributed to any contingent or successor beneficiary in one lump sum in accordance with Section 6.2(a), or if there is no such contingent or successor beneficiary, in a lump sum to the deceased beneficiary's estate.

         6.3      Beneficiaries.

                  (a) Unless a Participant has effectively elected otherwise in accordance with this Section 6.3, the distributable balance of a deceased Participant's Accounts shall be paid to his surviving spouse.

                  (b) The balance of a deceased Participant's Accounts shall be distributed to the persons effectively designated by the Participant as his beneficiaries. To be effective, the designation shall be filed with the Committee in such written form as the Committee requires and may include contingent or successive beneficiaries; provided that any designation by a Participant who is married at the time of his death or, if earlier, the date his benefit payments commence, which fails to name his surviving spouse as the sole primary beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the designation and the specific non-spouse beneficiary, including any class of beneficiaries or any contingent beneficiary. Such consent shall not be required if, at the time of filing such designation, the Participant established to the satisfaction of the Committee that the consent of the Participant's spouse could not be obtained because there is no spouse, such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Any Participant may change his beneficiary designation at any time by filing with the Committee a new beneficiary designation (with such spousal consent as may be required). Notwithstanding the foregoing, designation of a beneficiary by a Participant who did not have any service after August 22, 1984, shall not require the consent of his surviving spouse to be effective.

                  (c) (i)   If a Participant dies, and to the knowledge of the
         Committee after reasonable inquiry leaves no surviving spouse, has not filed an effective beneficiary designation or has revoked all such designations, or has filed an effective designation but the beneficiary or beneficiaries predeceased him, the distributable portion of the Participant's Accounts shall be paid to the executor or administrator of the Participant's estate or if there is no executor or administrator, to the Participant's heirs as dictated by applicable state law.

                      (ii) If the beneficiary, having survived the Participant, shall die prior to the final and complete distribution of the Participant's Accounts, then the distributable portion of said Accounts shall be paid:

                            (A) to the contingent or successive beneficiary named in the most recent effective beneficiary designation filed by the Participant in accordance with such designation; or

                            (B)  if no such beneficiary has been named,
                  to the executor or administrator of the beneficiary's estate.

         6.4 Installment or Deferred Distributions. If a distribution made to a Participant or to the beneficiary of a deceased Participant is deferred, the undistributed vested balance shall share in the net earnings or losses as provided in Section 4.5.

         6.5 Form of Elections and Applications for Benefits. Any election, revocation of an election or application for benefits pursuant to the Plan shall not be effective unless it is (a) made on such form, if any, as the Committee may prescribe for such purpose; (b) signed by the Participant and, if required by Section 6.3, by the Participant's spouse; and (c) filed with the Committee.

         6.6 Unclaimed Distributions. In the event any distribution cannot be made because the person entitled thereto cannot be located and the distribution remains unclaimed for 2 years after the distribution date established by the Committee, then such amount shall be treated as a forfeiture and allocated in accordance with Section 4.9. In the event such person subsequently files a valid claim for such amount, such amount shall be restored to the Participant's Accounts and removed from forfeitures for that Plan Year.

         6.7      Withdrawals.

                  (a) Upon the determination by the Committee that a Participant has incurred a financial hardship, a Participant may make a hardship withdrawal, the amount of which will be subject to the limits specified under Section 6.7(b), provided, however, that such withdrawals shall not reduce the nonforfeitable portion of the Participant's Accounts below an amount equal to the amount of any unpaid loan made pursuant to Section 6.8. Any distribution hereunder shall be deemed to be made first from the Participant's After-Tax Contributions made prior to January 1, 1987, second, pro rata, from After-Tax Contributions made after December 31, 1986 and from the earnings on such After-Tax Contributions, third, from the earnings on After-Tax Contributions made prior to January 1, 1987, fourth, from the Participant's Before-Tax Account, and fifth, from the vested portion of the Participant's Employer Account.

                  (b) An application for a withdrawal shall be made in writing to the Committee, in accordance with procedures prescribed by the Committee, and shall include justification and documentation for its purpose. The maximum amount of a Participant's outstanding loans and accumulated withdrawals shall not exceed the sum of the following percentages as of the last Valuation date, after restoring previous withdrawals to such balances:


                                                                COMBINED BALANCE OF            BALANCE OF
                                                                   PARTICIPANT'S            ROLLOVER ACCOUNT
                                                                 EMPLOYER ACCOUNT,          ----------------
                                                                BEFORE-TAX ACCOUNT
                                                               AND AFTER-TAX ACCOUNT
                                                               ---------------------
         Participant with less than 5 Years of Service:                  0%                        50%
         Participant with at least 5 Years of Service:                  30%                        50%
         Participant with at least 10 Years of Service:                 40%                        50%
         Participant with at least 15 Years of Service:                 50%                        50%



                  (c) A withdrawal may be granted only to satisfy an immediate and heavy financial need. The following expenses shall be deemed to constitute an immediate and heavy financial need:


                      (i)   expenses for medical care (as described in Code
         Section 213(d)) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain such medical care;

                      (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant;

                      (iii) tuition and related educational fees (including room and board) due for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents;

                      (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                      (v) any other event or expense deemed an immediate and heavy financial need by the Department of the Treasury.

                  (d) Unless the Committee has actual knowledge to the contrary, the Committee shall determine that a distribution is necessary to satisfy an immediate and heavy financial need of the Participant if the Participant supplies a written representation that the immediate and heavy financial need cannot be relieved:

                      (i) through reimbursement or compensation by insurance or otherwise;

                      (ii) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                      (iii) by cessation of all contributions to any retirement plan (other than mandatory employee contributions to a defined benefit plan) maintained by the employer or any Affiliate;

                      (iv) by other distributions or nontaxable loans currently available under all of the plans maintained by the Employer or any Affiliate; or

                      (v) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

         6.8      Loans

                  (a) Upon the submission by the Participant of a written loan application form as prescribed by the Committee, signed by the Participant, the Committee shall grant a loan to such Participant from his Accounts; provided, however, that if the Committee reasonably believes that the Participant either does not intend to repay the loan or lacks proper financial ability to repay the loan, it shall not grant such a loan. In the event a loan is not repaid, it will be charged to the Participant's Account as of the beginning of the month in which the loan repayment was due. The charge will be processed as a withdrawal from the Participant's Account.

                  (b) The maximum amount of a Participant's outstanding loans and accumulated withdrawals shall not exceed the sum of the following percentages as of the last Valuation Date, after restoring previous withdrawals to such balances:


                                                                COMBINED BALANCE OF        BALANCE OF ROLLOVER
                                                                   PARTICIPANT'S                 ACCOUNT
                                                                 EMPLOYER ACCOUNT,               -------
                                                              BEFORE-TAX ACCOUNT AND
                                                                 AFTER-TAX ACCOUNT
                                                                 -----------------

         Participant with less than 5 Years of Service:                  0%                         50%
         Participant with at least 5 Years of Service:                  30%                         50%
         Participant with at least 10 Years of Service:                 40%                         50%
         Participant with at least 15 Years of Service:                 50%                         50%



                  (c) The amount of any loan shall not exceed 50% of the amount which the Participant would be entitled to receive from his Accounts if he had resigned from the service of the Employer and all Affiliates on the Valuation Date immediately preceding the date of such authorization; provided, however, that the amount of such loan shall not exceed $50,000 reduced by the greater of (i) the highest outstanding balance of loans to the Participant from the Trust Fund during the one-year period ending on the day before the date on which such loan is made or modified, or (ii) the outstanding balance of loans to the Participant from the Trust Fund on the date on which such loan is made or modified.

                  (d) A loan may be granted only to satisfy an immediate and heavy financial need caused by one of the following:

                      (i)   expenses for medical care (as described in Code
         Section 213(d)) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain such medical care;

                      (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant;

                      (iii) expansion of a Participant's home due to increased family size, including the addition of the parents of the Participant or the parents of the Participant's spouse;

                      (iv) preservation of a Participant's home, other than normal repair expense;

                      (v) tuition and related educational fees (including room and board) for the Participant, the Participant's spouse, children or dependents;

                      (vi) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

                      (vii) emergency financial need due to unforeseen events that could not have been anticipated; or

                      (viii) any other event or expense deemed an immediate and heavy financial need by the Department of the Treasury.

                  The Committee must determine for each loan application that it satisfies one of the above reasons. The Committee must also determine that the requested amount for the loan does not exceed the amount needed to meet the immediate and heavy financial need and that the requested funds are not reasonably available from the Participant's other resources.

                  (e) Such loans shall be made available on a reasonably equivalent basis to all Participants and beneficiaries who have vested Account balances in the Plan and who either (i) are active employees or (ii) are determined by the Committee to be "parties in interest" as that term is defined in Section 3(14) of ERISA, so long as the making of such loans does not discriminate in favor of Highly Compensated Employees.

                  (f) Loans shall be made on such terms as the Committee may prescribe, provided that any such loan shall be evidenced by a note, shall bear interest on the unpaid balance thereof at a reasonable rate per annum to be set from time to time by the Committee which is commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

                  (g) Loans shall be repaid by the Participant by payroll deduction or any other method approved by the Committee which requires level amortization of principal and repayments not less frequently than quarterly. Such loans shall be repaid over a period not to exceed 5 years in accordance with procedures established by the Committee from time to time.

         6.9 Facility of Payment. When, in the Committee's opinion, a Participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his affairs, the Committee may direct the Trustee to make payments:

                  (a) directly to the Participant or beneficiary;

                  (b) to a duly appointed guardian or conservator of the Participant or beneficiary;

                  (c) to a custodian for the Participant or beneficiary under the Uniform Gifts to Minors Act;

                  (d) to an adult relative of the Participant or beneficiary;
or

                  (e) directly for the benefit of the Participant or beneficiary.

Any such payment shall constitute a complete discharge therefor with respect to the Trustee and the Committee.

         6.10     Claims Procedure.


                  (a) Any person who believes that he is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Committee, may file a claim in writing with the Committee.

                  (b) The Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

                      (i)    the specific reason or reasons for the denial;

                      (ii) specific references to pertinent Plan provisions on which the denial is based;

                      (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                      (iv) an explanation of the Plan's claim review procedure.

                  (c) A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:

                      (i) submit a written request for review to the Committee;

                      (ii)   review pertinent documents; and

                      (iii)  submit issues and comments in writing.

                  (d) The Committee shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                  (e) The 90-day and 60-day periods described in subsections (b) and (d), respectively, may be extended at the discretion of the Committee for a second 90- or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.

                  (f) Participants and beneficiaries shall not be entitled to challenge the Committee's determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Committee's decisions made pursuant to this Section are intended to be final and binding on Participants, beneficiaries and others.

         6.11     Eligible Rollover Distributions.

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article 6, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives

(or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (c) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    ARTICLE 7
                           TOP-HEAVY PLAN REQUIREMENTS

         7.1      Definitions.  For purposes of this Article 7:

                  (a) A "Key Employee" is any current or former employee (and the beneficiaries of such employee) who at any time during the Determination Period was an officer of the Employer or an Affiliate if such individual's annual compensation exceeds 50% of the Defined Benefit Dollar Limitation, an owner (or considered an owner under Code Section 318) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the Defined Contribution Dollar Limitation, a Five-Percent Owner, or a One-Percent Owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Total Compensation plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(e)(3), 402(h) or 403(b). The "Determination Period" is the Plan Year containing the Top-Heavy Determination Date and the 4 preceding Plan Years.

                  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

                  (b) For any Plan Year beginning after December 31, 1983, this Plan is "Top-Heavy" if any of the following conditions exists:

                           (i) The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                           (ii) This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%;

                           (iii) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                  (c)      The "Top-Heavy Ratio" shall be determined as follows:

                           (i) If the Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Top-Heavy Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Top-Heavy Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

                           (ii) If the Employer maintains one or more defined contribution plans and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Top-Heavy Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Top-Heavy Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Top-Heavy Determination Date.

                           (iii) For purposes of (i) and (ii) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Top-Heavy Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the Top-Heavy Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Top-Heavy Determination Date(s) that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code
         Section 411(b)(1)(C).

                  (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                  (e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410.

                  (f) "Top-Heavy Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of that year.

                  (g) "Present Value" shall be based on the interest assumption and post-retirement mortality assumption specified in the defined benefit plan.

                  (h) "Employer" means the Employer and all Affiliates except for purposes of determining ownership under Code Section 416(i)(1).

         7.2      Top-Heavy Plan Requirements.

                  (a) (i) Except as otherwise provided in (ii) and (iii) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Considered Compensation, as limited by Code Section 401(a)(17), or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Considered Compensation, as limited by Code Section 401(a)(17), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (A) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (B) the Participant's failure to make mandatory employee contributions to the Plan, or (C) Considered Compensation less than a stated amount.

                           (ii) The provision in (i) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

                           (iii) The provision in (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer's contribution and forfeitures allocated under such plan or plans are equal to or exceed the amount required to be allocated under (i) above.

                  (b) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 411(a)(3)(B) or 411(a)(3)(D).

                  (c) For any Plan Year in which this Plan is Top-Heavy, the following schedule shall be substituted for the schedule set forth in Section 5.6, provided that Section 5.6 shall apply to the extent that the nonforfeitable percentage thereunder is greater than the following schedule:

                                                       Nonforfeitable
                           Years of Service             Percentage
                           ----------------            --------------

                           Less than 2                        0
                           2 but less than 3                 20
                           3 but less than 4                 40
                           4 but less than 5                 60
                           5 but less than 6                 80
                           6 or more                        100

The minimum vesting schedule applies to all benefits within the meaning of Code
Section 411(a)(7) except those attributable to after-tax contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's Top-Heavy status changes for any Plan Year. However, this Section does not apply to the Account balances of any employee who does not have any Service after the Plan has initially become Top-Heavy and such employee Account balance attributable to Employer Contributions and forfeitures will be determined without regard to this Section.

                  (d) If a Participant has 3 Years of Service as of the last day of the Plan Year for which the vested percentage of his Employer Account was subject to subparagraph(c), he may elect to have the vested percentage of his Employer Account determined under subparagraph (c) in any subsequent Plan Year when Section 7.2 is not applicable.

                                    ARTICLE 8
                STOCKHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK

         8.1 Voting Shares of Company Stock. The Trustee shall vote, in person or by proxy, shares of common stock of the Company ("Company Stock") held by the Trustee in Fund A as instructed by Participants and Beneficiaries in accordance with the terms of the Trust Agreement. Each Participant or Beneficiary shall be entitled to give voting instructions, in the time and manner prescribed by the Trustee with respect to the number of shares represented by the balance allocated to his or her Accounts representing the proportional interest in Fund A of such Participant or Beneficiary, determined as of the Valuation Date which coincides with or immediately precedes the record date of any vote. Written notice of any meeting of stockholders of the Company and a request for voting instructions shall be given by the Trustee, at such time and in such manner as the Trustee shall determine to each Participant or Beneficiary entitled to give instructions for voting shares of Company stock at such meeting and the Company shall establish and pay for a means by which such voting instructions can expeditiously be delivered to the Trustee. All such instructions shall be confidential and shall not be disclosed to any person, including the Company. Subject to applicable law, the Trustee shall vote those shares of Company Stock credited to the Accounts of Participants and Beneficiaries for which no voting directions were received, plus shares not credited to such Accounts (if any).

         8.2      Tender Offers.

                  (a) Rights of Participants. In the event a tender offer is made generally to the stockholders of the Company to transfer all or a portion of their shares of Common Stock in return for valuable consideration, including, but not limited to, offers regulated by Section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender offer in respect to the number of shares of Company Stock held by the Trustee in Fund A pursuant to instructions obtained from Participants and Beneficiaries, in accordance with the terms of the Trust Agreement. Each Participant or Beneficiary shall be entitled to instruct the Trustee regarding how to respond to any such tender offer with respect to the number of shares of Company Stock represented by the balance allocated to his or her Accounts representing the proportional interest in the Fund A of such Participant or Beneficiary, determined as of the latest Valuation Date for which information is available which coincides with or precedes the record date of any tender offer. A Participant or Beneficiary shall not be limited in the number of instructions to tender or withdraw from tender which he can give, but a Participant or Beneficiary shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee in accordance with the terms of the Trust Agreement.

                  (b)      Duties of the Company.

                           (i) Within a reasonable time after the commencement of a tender offer, the Company shall cause the Trustee to provide to each Participant or Beneficiary, as the case may be:

                                    (A)  the offer to purchase as distributed by
                  the offeror to the stockholders of the Company;

                                    (B)  the statement of the shares of Company
                  Stock attributable to the proportional interest in Fund A represented by the balance allocated to his or her Accounts; and
                                    (C)  directions as to the means by which
                  instructions with respect to the tender offer can be given.

                           (ii) The Company shall establish and pay for a means by which instructions with respect to a tender offer can expeditiously be delivered to the Trustee. All such instructions shall be confidential and shall not be disclosed to any person, including the Company. The Company at its election may engage an agent to receive such instructions and transmit them to the Trustee.

                           (iii) For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Trustee shall then treat as having been sold or exchanged from each of the individual Accounts of Participants and Beneficiaries who provided timely directions to the Trustee under this Section that number of shares of Company Stock represented by the Participant's or Beneficiary's proportional interest in Fund A (if any), or such fewer number of shares of Company Stock if the Participant's or Beneficiary's directions to the Trustee so indicate. If needed, the number of shares treated as sold or exchanged shall be further reduced if less than all shares tendered by Participants and Beneficiaries are accepted. The shares tendered by each Participant and Beneficiary shall be proportionately reduced by the ratio of (A) the shares accepted of those tendered hereunder, divided by (B) the total shares tendered hereunder. The proceeds of such sale or exchange shall be allocated accordingly, including allocation in installments if the proceeds are received in installments. The shares sold or exchanged for any individual shall not exceed the proportional shares accepted and the amounts credited to any Participant or Beneficiary shall not exceed the proportional installment amounts received with respect to that Participant's or Beneficiary's shares. Any proceeds shall be invested in Fund A.

                  (c) Duties of the Trustee. In accordance with the terms of the Trust Agreement, the Trustee shall follow the instructions of the Participants and Beneficiaries with respect to the tender offer as transmitted to the Trustee, and shall establish a reasonable time, taking into account the time restrictions of the tender offer, after which it shall not accept instructions of Participants or Beneficiaries. Subject to applicable law, the Trustee shall tender a number of shares of Company Stock for which it receives no instructions, or which are not reflected in the balances allocated to the Accounts of Participants and Beneficiaries, if any, determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of shares of Common Stock in Fund A reflected in the balances of Accounts of Participants and Beneficiaries for which instructions to tender are given, and the denominator of which is the total number of shares reflected in such Accounts.

         8.3 Designation of Participants and Beneficiaries as Named Fiduciaries. Each Participant and Beneficiary shall be a "named fiduciary" (as defined in Section 402(a) of ERISA) for purposes of directing the Trustee with respect to the voting or tendering of shares of Company stock pursuant to this Article.

                                    ARTICLE 9
                                CHANGE OF CONTROL

         9.1 Application. Notwithstanding any other provision of the Plan, the provisions of this Article 9 shall apply on and after the date that a Change of Control (as defined below) occurs.

         9.2 Investment of Trust Fund. All assets of the Plan and Trust attributable to contributions made for any Plan Year beginning prior to the Change of Control shall be held in the Wallace Computer Services, Inc. Profit Sharing and Retirement Trust (the "Trust"). At all times after the Change of Control occurs, the assets of the Plan and Trust attributable to contributions made for any Plan Year beginning prior to the Change of Control shall not be invested in any "employer security" or "employer real property" within the meaning of Section 407 of ERISA, except to the extent such employer securities or Company real property were held in the Trust immediately prior to the Change of Control.

         9.3 Administration of Plan and Trust. At all times after the Change of Control occurs, the exercise of authority and responsibility in the administration of the Plan with respect to each individual who was a Participant in the Plan immediately prior to the date that the Change of Control occurs (a "Protected Participant") or with respect to the beneficiary of a Protected Participant, shall be subject to a de novo standard of review by a court in any action brought under Title I of ERISA. At all times after the Change of Control occurs, a bank that is organized under the laws of the United States of America or one of its States, that has a combined capital and surplus in excess of $250,000,000.00, and that is otherwise independent of and has no material business relationships with the Company or a Related Company (as defined below) shall be the Trustee of the Trust and the authority to manage, acquire, and dispose of all assets of the Trust shall be vested in that Trustee to the extent not vested in one or more investment managers (as defined in Section 3(38) of ERISA) who are selected by that Trustee and otherwise independent of, and have no material business relationships with, the Company or a Related Company. After the Change of Control occurs, no cost or expense of administration of the Plan shall be paid out of assets of the Plan or Trust. After the Change of Control occurs, the Company shall pay directly to the Trustee the Trustee's fees and expenses and if, at any time after the Change of Control, the Company fails to pay the Trustee's fees and expenses when due and the Trustee deducts the amounts owed from the Trust Fund, then the Company shall immediately reimburse the Trust Fund in the amount of the deduction plus the additional amount that the Trust Fund would have earned if the deduction had not been made, as determined by the Trustee.

         9.4 Maintenance of the Plan and Trust. The Plan and the Trust may be terminated with respect to Protected Participants only if the termination does not have an adverse effect on the qualified status of the Plan and Trust under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Prior to the termination of the Plan and Trust, the Plan and Trust shall be maintained, in operation and in form, in accordance with the requirements of Section 401(a) of the Code and Title I of ERISA.

         9.5 Change of Control Defined. For purposes of this Article 9, a "Change of Control" shall be deemed to have occurred if any of the following occurs:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of capital stock of the Corporation (the "Outstanding Corporation Capital Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); provided, however, that (X) any acquisition by or from the Corporation or any of its subsidiaries; (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (Z) any acquisition by any corporation with respect to which, following such acquisition, more than 65% of the then outstanding shares of capital stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such acquisition, in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be, shall not constitute a Change of Control; or

                  (b) Individuals who, as of September 6, 1995, constituted the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a member of the Board of Directors of the Corporation subsequent to such date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; but provided further, that no individual whose election or initial assumption of office as a director of the Corporation occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Corporation, shall be deemed to be a member of the Incumbent Board; or

                  (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination") with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination, in substantially the same proportion as their ownership immediately prior to such

Business Combination of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be; or

                  (d) Approval by the stockholders of the Corporation of a sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 65% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such sale or disposition, in substantially the same proportion as their ownership of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition; or

                  (e) A complete liquidation or dissolution of the Corporation.

         9.6 Related Company Defined. For purposes of this Article 9, the term "Related Company" means any corporation, trade, or business during any period that is, along with the Company, a member of a controlled group of corporations, a controlled group of trades or businesses, or an affiliated service group, as described in Sections 414(b), 414(c), or 414(m), respectively, of the Code.

         9.7 Attorneys' Fees and Other Costs and Expenses. Any Protected Participant (or a Beneficiary of a Protected Participant) who brings any legal action after a Change of Control to enforce the provisions of the Plan or the Trust shall be entitled to recover from the Company any and all attorneys' fees and other costs and expenses incurred in enforcing such provisions for his benefit or for the benefit of any or all Protected Participants (or Beneficiaries of Protected Participants).

         9.8 Binding on Successors. The provision of the Plan and the Trust shall be binding upon and shall inure to the benefit of the Company, any Related Company that adopts the Plan, the Participants, and their respective successors in interest and assigns, including, without limitation, the surviving corporation in any merger or consolidation with the Company or such Related Company and, to the extent provided in the Plan, the Beneficiaries of the Participants. After a Change of Control, except as may otherwise be determined by a resolution of the Board of Directors of the Company adopted prior to the occurrence of the Change of Control, a successor in interest to the Company or a Related Company that adopts the Plan shall be deemed to have adopted the Plan and Trust and shall have all of the liabilities and obligations of the Company or that Related Company under the Plan and Trust. Except as may otherwise be determined by a resolution of the Board of Directors of the Company adopted prior to the occurrence of a Change of Control, the Company shall require any person or entity that becomes a successor in interest to the Company or a Related Company that adopts the Plan to expressly assume the Plan and Trust and agree to perform all of the obligations of the Company or that Related Company, as the case may be, under the Plan and Trust. For purposes of this Section 9.8, following a Change of Control, a "successor in interest" to the Company or a

Related Company that adopts the Plan shall include, without limitation, any person or entity (or group of related or affiliated persons or entities) that acquires (in a single transaction or a series of related transactions) any businesses or assets of the Company or such Related Company representing twenty-five percent (25%) or more of the Company's or such Related Company's sales, operating profits, or operating assets.

         9.9 Amendment of Article 9. Notwithstanding any other provision of the Plan, except as may otherwise be provided in a resolution of the Board of Directors of the Company adopted prior to the occurrence of a Change of Control, the provisions of this Article 9 may not be amended and shall continue to apply, without amendment, in any successor plan.

                                   ARTICLE 10
                  POWERS AND DUTIES OF PROFIT SHARING COMMITTEE

         10.1     Appointment of Profit Sharing Committee.

                  (a) The Board of Directors of the Company (the "Board of Directors") may name a Profit Sharing Committee (the "Committee") to consist of not less than 3 persons, one of whom shall be the President of the Company, to serve as plan administrator and named fiduciary of the Plan. Any person, including directors, shareholders, officers and employees of the Company, shall be eligible to serve on the Committee. Every person appointed a member of the Committee shall signify his acceptance in writing to the Board of Directors. In the event the Board of Directors does not appoint a Committee pursuant to this
Section 10.1, the Company shall act as the administrator and named fiduciary of the Plan and all references to the Committee shall mean references to the Company so acting as administrator and named fiduciary of the Plan.

                  (b) Members of the Committee shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time with or without cause. Any member of the Committee may resign by delivering his written resignation to the Board of Directors, and such resignation shall become effective at delivery or at any later date specified therein. Vacancies in the Committee shall be filled by the Board of Directors.

                  (c) Usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer and any such expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. The members of the Committee shall not receive any compensation for their services as such.

         10.2 Powers and Duties of Committee. The Committee shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In exercising its responsibilities hereunder, the Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.

         Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article 10, the Committee shall have the following discretionary authorities:

                  (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

                  (b) To prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits.

                  (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

                  (d) To request and receive from the Employer, Participants and others such information as shall be necessary for the proper administration of the Plan.

                  (e) To furnish the Employer upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

                  (f) To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee or Custodian.

                  (g) To determine all questions relating to the eligibility, benefits and other Plan rights of employees, Participants, Beneficiaries and distributees.


                  (h) To administer the Plan, to allocate the assets of the Trust Fund, to monitor the diversification of the investment of the Trust Fund, to assure that the Plan does not violate any restrictions limiting the acquisition or holding of securities or other property of the Company.

         10.3     Committee Procedures.

                  (a) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

                  (b) A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of the majority of the members of the Committee present at the meeting. The Committee may act without a meeting by written consent of a majority of its members.

                  (c) The Committee, by unanimous written consent, may authorize one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the Committee members or by an authorized Committee member shall be conclusive in favor of any person (including the Trustee) acting in reliance thereon.

                  (d) The Committee may elect one of its members as chairman and may appoint a secretary, who may or may not be a Committee member, and shall advise the Trustee and the Employer of such actions in writing. The secretary shall keep a record of all actions of the Committee and shall forward all necessary communications to the Employer or the Trustee.

                  (e) Filing or delivery of any document with or to the secretary of the Committee in person or by registered or certified mail, addressed in care of the Employer, shall be deemed a filing with or delivery to the Committee.

         10.4 Consultation with Advisors. The Committee (or any fiduciary designated by the Committee) may employ or consult with counsel, actuaries, accountants, physicians or other advisors (who may be counsel, actuaries, accountants, physicians or other advisors for the Employer).

         10.5 Committee Members as Participants. Any Committee member may also be a Participant, but no Committee member shall have power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.

         10.6 Records and Reports. The Committee shall take all such action as it deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor and all other requirements applicable to the Plan.

         10.7     Investment Policy.

                  (a) The Committee from time to time shall determine the Plan's short-term and long-term financial needs, with which the investment policy of the Trust shall be appropriately coordinated, and such needs shall be communicated from time to time to the Trustee, Investment Managers or others having any responsibility for management and control of the Trust assets.

                  (b) Subject to (c) below, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust pursuant to an investment policy coordinated with the needs of the Plan as determined by the Committee.

                  (c) The Committee may in its discretion appoint one or more Investment Managers to manage (including the power to direct the Trustee to acquire and dispose of) any assets of the Plan pursuant to an investment policy coordinated with the needs of the Plan as determined by the Committee, in which event the Trustee shall not be liable for the acts or omissions of any such Investment Manager or be under an obligation to invest or otherwise manage any asset of the Plan which is subject to the management of any such Investment Manager except as directed. Any such Investment Manager shall acknowledge in writing that he is a fiduciary with respect to the Plan.

                  (d) The term "Investment Manager" shall mean investment manager as defined in ERISA ss. 3(38).

         10.8 Designation of Other Fiduciaries. The Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility), but not including the power to appoint Investment Managers. Any such designation shall be accepted by the designated person, who shall acknowledge in writing that he is a fiduciary with respect to the Plan.

         10.9     Obligations of Committee.

                  (a) The Committee or its properly authorized delegate shall make such determinations as are necessary to accomplish the purposes of the Plan with respect to individual Participants or classes of such Participants. The Employer shall notify the Committee of facts relevant to such determinations, including, without limitation, length of service, compensation for services, dates of death, permanent disability, granting or terminating of leaves of absence, ages, retirement and termination of service for any reason (but indicating such reason), and termination of participation. The Employer shall also be responsible for notifying the Committee of any other facts which may be necessary for the Committee to discharge its responsibilities hereunder.

                  (b) The Committee is hereby authorized to act solely upon the basis of such notifications from the Employer and to rely upon any document or signature believed by the Committee to be genuine and shall be fully protected in so doing. For the purpose of this Section, a letter or other written instrument signed in the name of the Employer by any officer thereof shall constitute a notification therefrom; except that any action by the Company or its Board of Directors with respect to the appointment or removal of a member of the Committee or the amendment of the Plan and Trust or the designation of a group of employees to which the Plan is applicable shall be evidenced by an instrument in writing, signed by a duly authorized officer or officers, certifying that said action has been authorized and directed by a resolution of the Board of Directors of the Company.

                  (c) The Committee shall notify the Trustee of its actions and determinations affecting the responsibilities of the Trustee and shall give the Trustee directions as to payments or other distributions from the Trust Fund to the extent they may be necessary for the Trustee to fulfill the terms of the Trust Agreement.

                  (d) The Committee shall be under no obligation to enforce payment of contributions hereunder or to determine whether contributions delivered to the Trustee comply with the provisions hereof relating to contributions, and is obligated only to administer this Plan pursuant to the terms hereof.

         10.10 Indemnification of Committee. The Company shall indemnify members of the Committee and its authorized delegates who are employees of the Employer for any liability or expenses, including attorneys' fees, incurred in the defense of any threatened or pending action, suit or proceeding by reason of their status as members of the Committee or its authorized delegates, to the full extent permitted by the law of the Company's state of incorporation or as set forth in separate agreements between the Company and the members of the Committee.

                                   ARTICLE 11
                             TRUSTEE AND TRUST FUND

         11.1 Trust Fund. A Trust Fund known as the Wallace Computer Services, Inc. Profit Sharing and Retirement Trust (herein referred to as the "Trust" or the "Trust Fund") has been established by the execution of a trust agreement with one or more Trustees and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their beneficiaries.

         11.2 Payments to Trust Fund and Expenses. All contributions hereunder will be paid into and credited to the Trust Fund and all benefits hereunder and expenses chargeable thereto will be paid from the Trust Fund and charged thereto.

         11.3 Trustee's Responsibilities. The powers, duties and responsibilities of the Trustee shall be as set forth in the Wallace Computer Services, Inc. Profit Sharing and Retirement Trust and nothing contained in this Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

         11.4 Reversion to the Employer. The Employer has no beneficial interest in the Trust Fund and no part of the Trust Fund shall ever revert or be repaid to the Employer, directly or indirectly, except that the Employer shall upon written request have a right to recover:

                  (a) within one year of the date of payment of a contribution by the Employer, any amount (less any losses attributable thereto) contributed through a mistake of fact;

                  (b) within one year of the date on which any deduction for a contribution by the Employer under Code Section 404 is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and

                  (c) at the termination of the Plan, any amounts remaining in the Excess Forfeiture Suspense Account.

                                   ARTICLE 12
                            AMENDMENT OR TERMINATION

         12.1 Amendment. The Company reserves the right to amend this Plan at any time to take effect retroactively or otherwise, in any manner which it deems desirable including, but not by way of limitation, the right to increase or diminish contributions to be made by the Company hereunder, to change or modify the method of allocation of its contributions, to change any provision relating to the distribution or payment, or both, of any assets of the Trust.

         12.2 Termination. The Company further reserves the right to terminate this Plan at any time. The Plan will terminate on the earliest of the following dates:

                  (a) The date the Company is judicially declared bankrupt or insolvent;


                  (b) The date the Company permanently discontinues its contribution under the Plan; or


                  (c) The date the Company is dissolved, merged, consolidated or reorganized, or sells all or substantially all of its assets, except that, provision may be made by the successor or purchaser for continuing the Plan and in that event the successor or purchaser shall be substituted for the Company under the Plan. However, see Article 9 regarding a "Change of Control" in the ownership or management of the Company.


         12.3 Form of Amendment, Discontinuance of Employer Contributions, and Termination. Any such amendment, discontinuance of Employer contributions or termination shall be made only by resolution of the Board of Directors of the Company or by any person so duly authorized by the Board of Directors.

         12.4 Limitations on Amendments. The provisions of this Article are subject to the following restrictions:

                  (a) Except as provided in Section 11.4, no amendment shall operate either directly or indirectly to give the Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.

                  (b) Except to the extent necessary to conform to the laws and regulations or to the extent permitted by any applicable law or regulation, no amendment shall operate either directly or indirectly to deprive any Participant of his nonforfeitable beneficial interest in his Accounts as at the date of the amendment.

                  (c) No amendment shall change any vesting schedule unless each Participant who has completed 3 or more Years of Service is permitted to elect to have the nonforfeitable percentage of his Employer Account computed under the Plan without regard to such amendment. The period for making such election shall commence no later than the date of the adoption of such amendment and shall expire no earlier than 60 days after the latest of the following dates: (i) the date the Plan amendment is adopted, (ii) the date the Plan amendment becomes effective, or (iii) the date the Participant is issued written notice of the Plan amendment by the Committee. Notwithstanding the foregoing, no election need be offered to a Participant whose nonforfeitable percentage of his Employer Account cannot at any time be lower than such percentage determined without regard to such amendment.

                  (d) Except as permitted by applicable law, no amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit.

         12.5 Level of Benefits Upon Merger. This Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan, unless each Participant shall be entitled to receive a benefit immediately after said merger, consolidation or transfer (if such other plan were then terminated) which shall be not less than the benefit he would have been entitled to receive immediately before said merger, consolidation or transfer (if this Plan were then terminated).

         12.6 Vesting Upon Termination or Discontinuance of Employer Contributions; Liquidation of Trust.

                  (a) This Plan shall be deemed terminated if and only if the Plan terminates by operation of law or pursuant to Section 12.2. In the event of any termination or partial termination within the meaning of the Code, or in the event the Employer permanently discontinues the making of contributions to the Plan, the Employer Account of each affected Participant who is employed by the Employer on the date of the occurrence of such event shall be nonforfeitable; provided, however, that in no event shall any Participant or beneficiary have recourse to other than the Trust Fund for the satisfaction of benefits hereunder.

                  (b) In the event the Employer permanently discontinues the making of contributions to the Plan, the Trustee shall make or commence distribution to each Participant or his beneficiaries of the value of such Participant's Accounts as provided herein within the time prescribed in Article
6. However, if, after such discontinuance, the Company shall determine it to be impracticable to continue the Trust any longer, the Company may, in its discretion, declare a distribution date and Valuation Date for all Participants and beneficiaries, including each Participant or beneficiary whose Accounts are being distributed in installments.

                  (c) The liquidation of the Trust, if any, in connection with any Plan termination shall be accomplished by the Committee acting on behalf of the Company. After directing that sufficient funds be set aside to provide for the payment of all expenses incurred in the administration of the Plan and the Trust, to the extent not paid or provided for by the Employer, the Committee shall, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each Participant or beneficiary his Accounts in the Trust Fund. Notwithstanding the foregoing, if the Employer or an Affiliate maintains another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)), the Accounts of such Participant shall be transferred to such other plan; provided, however, that if fewer than 2% of the Participants in this Plan at the time this Plan is terminated are or were eligible to participate under such other defined contribution plan at any time during the 24-month period beginning 12 months before the time of termination, a Participant's Accounts shall be transferred to such other plan only if the vested balance of such Accounts exceeds $5,000 (or at the time of any prior distribution exceeded $5,000) and the Participant does not consent to the distribution of such Accounts. Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate. In the event the Committee is no longer in existence, the actions to be taken by the Committee pursuant to this Section shall be taken by the Trustee.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 No Guarantee of Employment, Etc. Neither the creation of the Plan nor anything contained in the Plan, trust agreement or any other document or form pertaining to the Plan shall be construed as a contract of employment between the Employer and the Participant or as giving any Participant hereunder or other employee of the Employer any right to remain in the employ of the Employer, any equity or other interest in the assets, business or affairs of the Employer, or any right to complain about any action taken or any policy adopted or pursued by the Employer.

         13.2     Nonalienation.

                  (a) Except as may be provided in the Plan with respect to loans to Participants, no Participant shall have any right to sell, assign, pledge, hypothecate, anticipate or in any way create a lien upon any part of the Trust Fund. Except to the extent required by law or provided in the Plan, no interest in the Trust Fund, or any part thereof, shall be assignable in or by operation of law, or be subject to liability in any way for the debts or defaults of Participants, their beneficiaries, spouses or heirs-at-law, whether to the Employer or to others.

                  (b) Prior to the time that distributions are to be made hereunder, the Participants, their spouses, beneficiaries, heirs-at-law or legal representatives shall have no right to receive cash or other things of value from the Employer or the Trustee from or as a result of the Plan and Trust.

         13.3 Qualified Domestic Relations Order. Notwithstanding anything in this Plan to the contrary, the Committee shall distribute a Participant's Accounts, or any portion thereof, in accordance with the terms of any domestic relations order entered on or after January 1, 1985, which the Committee determines to be a qualified domestic relations order described in Code Section 414(p).

         13.4 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be controlling state law in all matters relating to the Plan. Notwithstanding this
Section 13.4, where a Section of the Plan explicitly references a state law other than Illinois, that state law shall be controlling for the matter arising under that Plan section.

         13.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         13.6 Notification of Addresses. Each Participant and each beneficiary of a deceased Participant shall file with the Committee from time to time in writing his post-office address and each change of post-office address. Any communication, statement or notice addressed to the last post-office address filed with the Committee, or if no such address was filed with the Committee, then to the last post-office address of the Participant or beneficiary as shown on the Employer's records, will be binding on the Participant and his beneficiary for all purposes of this Plan and neither the Committee nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

         13.7 Gender and Number. Whenever the context requires or permits, the masculine gender includes the feminine and neuter genders, words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 14
                             ADOPTION BY AFFILIATES

         14.1 Adoption of Plan. Subject to any resolution or terms of any agreement approved by the Board of Directors of the Company or a committee thereof to the contrary, any Affiliate may adopt this Plan for the benefit of its eligible employees if authorized to do so by the Board of Directors of the Company. Such adoption shall be by resolution of such Affiliate's board of directors, a certified copy of which shall be filed with the Company, the Committee and the Trustee. Upon such adoption, such Affiliate shall become an "Employer." Adopting Affiliates include, but are not limited to, Visible Computer Supply Corp. and Wallace Commercial Printing, Inc.

         14.2 The Company as Agent for Employer. Each Employer which has adopted this Plan pursuant to Section 14.1 hereby irrevocably gives and grants to the Company full and exclusive power conferred upon it by the terms of the Plan and Trust to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to the Plan, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and each such Employer, by adopting this Plan, irrevocably appoints the Company its agent for such purposes. Neither the Trustee nor the Committee nor any other person shall have any obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that all persons shall deal solely with the Company as if it were the sole company which had adopted this Plan. Each such Employer shall contribute such amounts as determined under Article 3.

         14.3     Adoption of Amendments.

                  (a) Any Employer which adopts this Plan pursuant to Section
14.1 may amend this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company or any person so duly authorized by the Board of Directors of the Company.

                  (b) Any Employer shall be deemed conclusively to have assented to any amendment of this Plan by the Company without the necessity of any affirmative action on the part of such Employer.

         14.4     Termination. Any Employer which adopts this Plan pursuant to
Section 14.1 may terminate this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company, or any person so duly authorized by the Board of Directors of the Company.

         14.5 Data to Be Furnished by Employers. Each Employer which adopts this Plan pursuant to Section 14.1 shall furnish information and maintain such records with respect to its Participants as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by the Company with respect to its Participants.

         14.6 Joint Employees. If a Participant receives Considered Compensation during a Plan Year from more than one Employer, the total amount of such Considered Compensation shall be considered for the purposes of the Plan, and the respective Employers shall share in contributions to the Plan on account of said Participant based on the Considered Compensation paid to such Participant by the Employer.

         14.7 Expenses. Each Employer shall pay such part of any expenses incurred in the administration of the Plan as the Company shall determine.

         14.8 Withdrawal. An Employer may withdraw from the Plan by giving 60 days' written notice of its intention to the Company and the Trustee, unless a shorter notice shall be agreed to by the Company.

         14.9 Prior Plans. If an Employer adopting the Plan already maintains a defined contribution plan covering employees who will be covered by this Plan, it may, with the consent of the Company, provide in its resolution adopting this Plan for the termination of its own plan or for the merger, restatement and continuation, of its own plan by this Plan. In either case, such Employer may, subject to the approval of the Company, provide in its resolution of adoption of this Plan for the transfer of the assets of such plan to the Trust for this Plan for the payment of benefits accrued under such other plan.